As filed with the Securities and Exchange Commission on March 9, 2005

Registration No. 333-[___]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

XENONICS HOLDINGS, INC.
(Name of Small Business Issuer in its Charter)

Nevada	5063	84-1433854
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2236 Rutherford Road, Suite 123
Carlsbad, California 92008
(760) 438-4004
(Address and telephone number of principal executive offices and principal place of business)

Alan P. Magerman
Chief Executive Officer
Xenonics Holdings, Inc.
2236 Rutherford Road, Suite 123
Carlsbad, California 92008
(760) 438-4004
(Name, address and telephone number of agent for service)

Copy to:

Istvan Benko, Esq.
Troy & Gould Professional Corporation
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441

Approximate date of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Proposed
			maximum	Proposed maximum
Title of each class of securities to	Amount to be		offering price	aggregate offering	Amount of
be registered	registered		per unit(1)	price(1)	registration fee(1)
Common stock, par value $0.001	2,021,800	(2)	$4.275	$8,643,195	$1,017.30

(1)	The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the high and the low prices of the Common Stock on March 4, 2005, as reported on the OTC Bulletin Board.

(2)	Of these shares, 920,800 are currently outstanding shares to be offered for resale by selling stockholders and 1,101,000 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2005

PROSPECTUS

XENONICS HOLDINGS, INC.

2,021,800 Shares of Common Stock

     This prospectus relates to the sale of up to 920,800 shares of our currently outstanding shares of common stock owned by some of our stockholders, and 1,101,000 shares of our common stock issuable upon the exercise of currently outstanding common stock purchase warrants held by some of our stockholders. For a list of the selling stockholders, please see “Selling Stockholders.” We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling stockholders. None of the warrants have been exercised as of the date of this prospectus. We will pay the expenses of registering these shares.

     Our common stock is currently traded under the symbol “XNNC” on the OTC Bulletin Board. On March 8, 2005, the last reported sales price of our common stock on the OTC Bulletin Board was $4.28 per share.

     The shares included in this prospectus may be offered and sold directly by the selling stockholders in the open market or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

     Our principal executive offices are located at 2236 Rutherford Road, Suite 123, Carlsbad, CA 92008, and our telephone number is (760) 438-4004.

     You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors” which begin on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March [__], 2005.

     You should rely only on the information that is contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus, including the information under the heading “Risk Factors,” before making an investment decision.

     Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Xenonics Holdings, Inc., a Nevada corporation formerly known as Digital Home Theater Systems, Inc. (“DHTS”), and, unless the context indicates otherwise, also includes our subsidiary, Xenonics, Inc., a Delaware corporation.

     We own the following registered trademarks: NightHunter® and Xenonics®. Every other trademark, trade name or service mark discussed in this prospectus belongs to its respective holder.

Our Company

     We design, manufacture and market high-end, high-intensity portable illumination products. Our core product line consists of lightweight, long-range, ultra-high intensity illumination products used in a wide variety of applications by the military, law enforcement, security, search and rescue and, to a lesser extent, in commercial markets. We hold several patents for our technology platform, which applies high efficiency dimmable electronic ballast circuitry and precision optics to xenon light to produce an illumination device that delivers improved performance over current technologies.

     We are largely dependent upon government orders for our revenues. Existing customers include all branches of the United States Armed Forces, including such elite forces as the U.S. Navy SEALs, USMC FAST and the U.S. Army Rangers. Other customers include the U.S. Border Patrol, the U.S. Secret Service, the U.S. Coast Guard, and the California Highway Patrol.

     We market our illumination products under the NightHunter brand name. The NightHunter series of products is produced in a variety of configurations to suit specific customer needs. These include compact hand-held systems for foot-borne personnel and stabilized systems for airborne, vehicular and shipboard use. These NightHunter illumination systems are used for reconnaissance, surveillance, search and rescue, physical security, target identification and navigation. The systems allow the user to illuminate an area, an object or a target with visible or non-visible light, and to improve visibility through many types of obscurants such as smoke, haze and most types of fog.

     We conduct all of our operations through our subsidiary, Xenonics, Inc. In July 2003, under our former name of Digital Home Theater Systems, Inc., we acquired 100% of the outstanding capital stock of Xenonics, Inc. in exchange for 8,750,000 shares of common stock. Upon the closing of the transaction, Digital Home Theater Systems, Inc. changed its name to Xenonics Holdings, Inc. The transaction was accounted for as a reorganization of Xenonics, Inc. with the issuance of stock for cash. For accounting purposes, Xenonics, Inc. is treated as the acquirer and, as such, its historical financial statements will continue and are included in this prospectus.

Recent Event – Sale of Shares

     On January 28, 2005, we and certain of our stockholders completed the sale of 820,800 shares of our common stock to institutional investors at a price of $5.00 per share, pursuant to a selling stockholder and securities purchase agreement. Of the 820,800 shares sold in the private placement, 500,000 shares were sold by us, and the remaining 320,800 shares were sold by our stockholders. As a result, we received $2,500,000 of the gross offering proceeds, and the selling stockholders received $1,604,000 of the remaining gross offering proceeds. We retained Roth Capital Partners, LLC (“RCP”) and Bryant Park Capital, Inc. (“BPC”) to act as our placement agents in the private placement. We paid RCP a cash fee of

$150,000 and issued them warrants to purchase 40,000 shares of common stock at an exercise price of $5.50 per share. We paid BPC a cash fee of $50,000 and issued them warrants to purchase 10,000 shares of our common stock.

Corporate Structure

     On July 23, 2003, Digital Home Theater Systems, Inc. acquired in a reorganization all of the issued and outstanding shares of Xenonics, Inc.’s common stock in exchange for 8,750,000 shares of our common stock. In addition, we exchanged all of the then-outstanding options to purchase stock in Xenonics, Inc. for options to purchase our stock (at the same price then in effect, but with different terms), and exchanged 95% of the warrants to purchase stock in Xenonics, Inc. (one warrant to purchase 135,000 shares of Xenonics, Inc. common stock remained outstanding), for warrants to purchase our stock (with modified terms and a higher exercise price). On December 14, 2004, the holder of the remaining warrant to purchase shares of Xenonics, Inc. partially exercised his warrant and purchased 125,000 shares of Xenonics, Inc. As a result, we currently own approximately 98.6% of the issued and outstanding capital stock of Xenonics, Inc.

     Between 1999 and the time of the transaction described in the preceding paragraph, Digital Home Theater Systems engaged in no business activity or operations. The sole officer and director of the company formerly known as Digital Home Theater Systems, Inc. resigned and was replaced by the officers and directors of Xenonics, Inc. In order to more properly reflect the activity and operations of our business, we changed our name from Digital Home Theater Systems, Inc. to Xenonics Holdings, Inc.

     Our principal operations and executive offices are located at 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, and our telephone number is (760) 438-4004. We also maintain a web site at www.xenonics.com. The information on our web site is not, and you must not consider such information to be, a part of this prospectus.

The Offering

Common stock offered by the selling stockholders	2,021,800 shares, consisting of 920,800 outstanding shares owned by the selling stockholders and 1,101,000 shares issuable to certain selling stockholders upon exercise of outstanding warrants.

Common stock currently outstanding	14,864,878 shares (1)

Common stock to be outstanding after the offering, assuming no exercise of the warrants	14,864,878 shares (1)

Common stock to be outstanding after the offering, assuming the exercise of the 1,101,000 warrants	15,965,878 shares (1)

Risk Factors	An investment in our common stock involves significant risks. See “Risk Factors” beginning on page 4.

(1)	In addition to the outstanding shares of common stock, as of February 28, 2005, there were outstanding options to purchase 1,475,000 shares of our common stock (with exercise prices ranging from $0.25 per share to $6.00 per share), and warrants to purchase 2,374,465 shares of our common stock (with exercise prices ranging from $0.60 per share to $8.00 per share).

RISK FACTORS

     An investment in our common stock is subject to a high degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, before deciding whether to invest in shares of our common stock. If any of the following risks actually occurs, our business, financial condition, results of operations and business prospects could be materially and adversely affected. In such event, the trading price of our common stock would likely decline and you might lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history, which makes it difficult for investors to evaluate our business prospects.

     While we have been developing high illumination products since 1997, we have been engaged in selling our products for only the past three years and have generated material sales only since March 2003. As a result, we have a very limited operating history for investors to consider in evaluating an investment in our common stock.

Fluctuations in our quarterly and annual operating results make it difficult to assure future profitability.

     Prior to the fiscal year ended September 30, 2004, we experienced losses in each year since our formation. Our net losses totaled $832,000 in 1999, $1,043,000 in 2000, $1,593,000 in 2001, $1,196,000 in 2002 and $1,963,000 for the period ended September 30, 2003, a nine-month transition period due to a change in fiscal year end from December 31 to September 30. For the most recent fiscal year ended September 30, 2004, we generated net income of $1,476,000 on sales of $11,927,000, compared to an unaudited loss of $2,216,000 on revenues of $2,162,000 for the twelve-month period ended September 30, 2003. However, for the three-month period ended December 31, 2004, we had a net loss of $425,000 compared to net income of $254,000 for the three-month period ended December 31, 2003. Since our revenues currently still are primarily dependent upon the receipt of large orders from the military and other governmental organizations, which orders are sporadic and unpredictable, our revenues fluctuate significantly from quarter to quarter and from year to year. No assurance can be given that we will continue to generate sales at any specific levels or that any additional sales that may be generated will result in the ongoing profitability or viability of this company.

The loss of any one of our major customers would have an adverse effect on our revenue.

     We are dependent on a few large customers. For the fiscal year ended September 30, 2004, sales to the U.S. Army represented 76% of our total sales. Accordingly, the loss of the U.S. Army as a customer could have a material adverse impact on the results of our operations and on our financial condition. Other than currently outstanding purchase orders, we do not have any long-term purchase commitments from the U.S. Army or any other customer. No assurance can be given that our existing customers will continue to purchase our products or that we will receive similar orders from other customers.

     Most of our NightHunter illumination products that we have recently sold and shipped have been shipped to U.S. Army forces operating in, or related to, the currently on-going military operations in Afghanistan and Iraq. These shipments have contributed to the recent significant increase in our sales. While we believe that we would have received orders from the U.S. Army even without the recent military activity in Afghanistan and Iraq, the events in Afghanistan and Iraq have affected the amount of our recent sales and the timing of the delivery of the products ordered by the military. The withdrawal of U.S. forces from these regions, or any other reduction in the military’s need for our illumination products, may in the future reduce the demand for our products by such military forces.

The loss of contracts with U.S. government agencies would adversely affect our revenue.

     To date, substantially all of our sales have been derived from sales to military and security organizations, such as the U.S. military, the U.S. Border Patrol, and various other governmental law enforcement agencies. While we believe that we will continue to be successful in marketing our products to these entities, there are certain considerations and limitations inherent in sales to governmental or municipal entities such as budgetary constraints, timing of procurement, political considerations, and listing requirements that are beyond our control and could affect our future sales. There is no assurance that we will be able to achieve our targeted sales objectives to these governmental and municipal entities or that we will continue to generate any material sales to these entities in the future.

Potential customers may prefer our competitors’ technology and products.

     The ultra-high intensity lighting industry, in which we operate, is characterized by mature products and established industry participants. We compete with other providers of specialized lights in the United States and abroad, which have created or are developing technologies and products similar to the products we are selling to many of the same purchasers in our targeted markets. Although we believe that our competitors do not offer products as advanced as ours, competition from these companies is intense. Because we are currently a small company with a limited marketing budget, our ability to compete effectively will depend on the benefits of our technology and on our patents. There can be no assurance that potential customers will select our technology over that of a competitor, or that a competitor will not market a competing technology with operating characteristics similar to those owned by us.

     Our products could be rendered obsolete or uneconomical by the introduction and market acceptance of competing products, technological advances by current or potential competitors, or other approaches. If such a development were to occur, we might be required to reduce our prices in order to remain competitive and these lower prices could affect our profitability. We will be competing on the basis of a number of factors in areas in which we have limited experience, including marketing to the military and governmental agencies, and customer service and support. There can be no assurance that we will be able to compete successfully against current or future competitors.

Because we have limited marketing and sales experience in the illumination products marketplace, we may be unable to compete successfully against other companies that have a history and track record in the high-intensity lighting marketplace.

     We have a small marketing and sales division and relatively limited experience in marketing, sales and distribution of illumination products. We currently only have three persons engaged on a full-time basis in marketing and sales. Although our other officers have experience in the operations and management of various businesses and have experience in the high intensity lighting field, they have limited experience in the management of a company engaged in the high volume sale of high-intensity lighting. In addition, while we have had success in marketing to certain branches of the U.S. military and to certain other U.S. governmental agencies; we have not been successful in generally marketing our products to a wider market. There can be no assurance that our limited marketing and sales capabilities will enable us to compete successfully against competitors that have a history and track record in the high-intensity lighting marketplace. If we do not establish or maintain an effective marketing and sales organization, our business will be adversely affected.

The loss of any of our key personnel could adversely affect our business.

     We depend on the efforts of our senior management, particularly Alan P. Magerman, our Chief Executive Officer and Jeffery P. Kennedy, our Chief Operating Officer and President. The loss of the services of one or more of these individuals could delay or prevent us from achieving our objectives.

The interests of our current stockholders will be diluted if we seek additional equity financing in the future, and any debt financing that we seek in the future will expose us to the risk of default and insolvency.

     While we currently have sufficient funds to continue our current operations, we intend to seek additional equity or debt financing in the future. Any equity financing may involve substantial dilution of the interests of the current stockholders. Any debt financing would subject us to the risks associated with leverage, including the possible risk of default and insolvency.

We are subject to government regulation which may require us to obtain additional licenses and could limit our ability to sell our products outside the United States.

     The sale of certain of our products outside the United States is subject to compliance with the United States Export Administration Regulations. Compliance with government regulations may also subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position. The need to obtain licenses could limit or impede our ability to ship to certain foreign markets. Although we currently hold the required export licenses, laws and regulations enacted in the future could impact our ability to generate revenues from the sale of our products outside the United States, which could have a material adverse effect on our business, financial condition and results of operations.

We may experience production delays if suppliers fail to deliver materials to us, which could reduce our revenue.

     The manufacturing process for our products consists primarily of the assembly of purchased components. Although we can obtain materials and purchase components from different suppliers, we rely on certain suppliers for our components. If a supplier should cease to deliver these components, this could result in added cost and manufacturing delays and have an adverse effect on our business.

Our operations involve evolving products and technological change, which could make our products obsolete.

     Ultra-high intensity portable illumination products are continuously evolving and are subject to technological change. Our ability to maintain a competitive advantage and build our business requires us to consistently invest in research and development. Many of the companies that currently compete in the portable illumination market, or that may in the future compete with us in our market, may have greater capital resources, research and development staffs, facilities and field trial experience than we do. Our products could be rendered obsolete by the introduction and market acceptance of competing products, technological advances by current or potential competitors, or other approaches.

We may not have adequate protection of our intellectual property, which could result in a reduction in our revenue if our competitors are able to use our intellectual property or if we lose our rights to the NighthunterII patent application.

     We own the rights to four patents (or allowed patent applications) and five patent pending applications relating to the design and configuration of our xenon illumination technology. There can be no assurance, however, that our patents will provide competitive advantages for our products or that our patents will not be successfully challenged or circumvented by our competitors. Most of our patents and patent applications are design patents, which protect the design and appearance of our products and not any technological or mechanical component of the products. Design patents typically provide less protection than utility patents that protect the technology of a product. Also, no assurance can be given that our pending patent applications will ultimately be issued or provide patent protection for improvements to our base technology. Under current law, the right to a patent in the United Sates is attributable to the first to invent, not the first to file a patent application. While be we believe that our patent rights are valid, we cannot be sure that our products or technologies do not infringe on other patents or intellectual property or proprietary rights of third parties. In the event that any relevant claims of third-party patents are upheld as valid and enforceable, we could be prevented from selling our products or could be required to obtain licenses from the owners of such patents or to redesign our products to avoid infringement. In addition, many of the processes of our products that we deem significant are not protected by patents or pending patent applications.

     We regard portions of the designs and technologies incorporated into our products as proprietary, and we attempt to protect them with a combination of patent, trademark and trade secret laws, employee and third-party nondisclosure agreements and similar means. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to otherwise obtain and use to our detriment information that we regard as proprietary. There can be no assurance that the agreements we have entered into with employees or third parties to maintain the confidentiality of our confidential or proprietary information will effectively prevent disclosure of our confidential information or provide meaningful protection for our proprietary information or that our confidential or proprietary information will not be independently used by our competitors.

     In addition, in a lawsuit we brought against a former director and consultant, the defendant has asked the court to rescind the assignment of the NightHunter II patent application that he assigned to us in November 2003 and to declare that he is the sole owner of that NightHunter II patent application. The defendant’s cross-complaint does not address or affect our five patents (or allowed patent applications) or our other four pending patent applications relating to the design and configuration of our xenon illumination technology. See “Business – Legal Proceedings.” If the defendant prevails on his claims, we will have to re-engineer our NighthunterII product to avoid any conflict with that patent application and, until we re-engineer our NighthunterII product, we will have to stop producing and selling our NighthunterII product. In such event, a cessation of sales of the NighthunterII product would materially and adversely affect our revenues, profits, business and financial condition.

Because we currently have only a single line of products, any delay in our ability to market, sell or ship these existing products would adversely affect our revenue.

     To date, all of our revenues have been generated from the sales of our three NightHunter illumination system products (the NightHunter, NightHunterII and NightHunterEXT) and related accessories. Other than the three NightHunter models, we currently do not have any other products that we market. While we are currently developing other illumination products, we will be dependent upon our NightHunter line of products until such time, if ever, that we develop or acquire other products. The profitability and viability of our company is dependent upon our continued ability to sell, manufacture and ship our three illumination models, particularly the NightHunterII illumination system, and any delay or interruption in our ability to market, sell, or ship our NightHunter illumination systems and related accessories will have a material adverse affect on our business and financial condition.

     Our future growth and profitability will also depend on our ability to both successfully commercialize NightHunter and to develop and commercially release other products. While our goal is to develop and commercialize a line of ultra-high intensity illumination systems, our research and development programs with respect to other potential products are at an early stage, and it is uncertain whether we will be able to develop any other commercially viable products. If we are unable to develop and release other products, the future of this company will depend on the commercial success of our existing three NightHunter products.

Because we depend on a single manufacturer to make our NightHunterII products, any failure by the manufacturer to honor its obligations to us will impair our ability to deliver our products to customers.

     In January 2003, we entered into a three-year manufacturing agreement with PerkinElmer, a global provider of products and services to, among others, the optoelectronics industries, for the manufacture of NightHunterII products. Under this agreement, PerkinElmer is the sole and exclusive manufacturer of the NightHunterII products, and we are not permitted to engage any other manufacturer. In addition PerkinElmer is responsible for testing, packaging, maintaining product inventories, and shipping the NightHunterII products directly to our customers. Accordingly, we are dependent upon PerkinElmer for the manufacture and delivery of our principal product, the NightHunterII. To date, as a small company with limited resources, our arrangement with PerkinElmer has provided us with the manufacturing, packaging and shipping expertise normally available only to larger firms. However, should PerkinElmer for any reason in the future be unable or unwilling to fully live up to its obligations under our manufacturing agreement, we would lose the ability to manufacture and deliver our principal product until PerkinElmer recommences manufacturing, or until we obtain an alternate manufacturer. While we believe that we could replace PerkinElmer in such an event, any such event would adversely affect our operations and financial results during the period in which we transitioned to another manufacturer.

Risks Related to Our Common Stock

Because our stock is thinly traded, you may be unable to sell your shares at an adequate price or at all.

     There has been no long-term established public trading market for our common stock, and there is no assurance that a regular and established market will be developed and maintained for our common stock. There is also no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares. Our common shares are thinly traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Due to these conditions, there is no assurance that you will be able to sell your shares at or near ask prices or at all.

Because our common stock is listed on the OTC Bulletin Board, you may have difficulty selling your shares of common stock.

     Our common stock currently is traded only on the OTC Bulletin Board. Companies that have their shares listed on the OTC Bulletin Board normally are not followed by many market analysts, if any, and many institutional investors are prohibited from investing in such companies or elect not to invest in such companies. As a result, trading on the OTC Bulletin Board is characterized by a lack of liquidity, sporadic trading, larger spreads between bid and ask quotations and other conditions that may affect an investor’s ability to sell our shares.

If securities or industry analysts do not publish research reports about our business or if they downgrade our stock, the price of our common stock could decline.

     Small, relatively unknown companies can achieve visibility in the trading market through research and reports that industry or securities analysts publish. However, to our knowledge, no analysts either cover our company or the segment of the industry in which we operate. The lack of published reports by independent securities analysts could limit the interest in our common stock and negatively affect our stock price. We do not have any control over the research and reports these analysts publish or whether they will be published at all. If any analyst who does cover us downgrades our stock, our stock price would likely decline. If any analyst ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price to decline.

You may have difficulty selling our shares if they are deemed “Penny Stocks”.

     Since our common stock is not listed on the Nasdaq Stock Market, if the trading price of our common stock falls below $5.00 per share, trading in our common stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). These rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. This information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

Anti-takeover provisions in our Articles of Incorporation could adversely affect the value of our common stock.

     Our Articles of Incorporation contain certain provisions that could impede a non-negotiated change in control. In particular, without stockholder approval we can issue up to 5,000,000 shares of preferred stock with rights and preferences determined by the board of directors. These provisions could make a hostile takeover or other non-negotiated change in control difficult, which takeover or change of control could be at a premium to the then-current stock price.

The future issuance of additional common and preferred stock could dilute existing stockholders.

     We are currently authorized to issue up to 50,000,000 shares of common stock. To the extent that common shares are available for issuance, our board of directors has the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby.

     We are also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the board of directors. Such designation of new series of preferred stock may be made without stockholder approval and could create additional securities which would have dividend and liquidation preferences over our common stock. Preferred stockholders could adversely affect the rights of holders of common stock by:

•	exercising voting, redemption and conversion rights to the detriment of the holders of common stock;

•	receiving preferences over the holders of common stock or surplus funds in the event of our dissolution or liquidation;

•	delaying, deferring or preventing a change in control of our company; and

•	discouraging bids for our common stock.

There has been, and may continue to be, significant volatility in our stock price and, as a result, you may be unable to sell your shares for more than your purchase price.

     Since we acquired Xenonics, Inc., the closing price of our shares of common stock on the Pink Sheets electronic trading system and subsequently on the OTC Bulletin Board has fluctuated from $1.70 per share to $12.25 per share. The future market price of our common stock may be affected by many factors and may continue to be subject to significant fluctuations in response to variations in our operating results and other factors such as investor perceptions, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to our activities, future financial condition and management.

We do not plan to pay any cash dividends on our common stock.

     We do not plan to pay any cash dividends on our common stock in the foreseeable future. Any decision to pay dividends is within the discretion of the board of directors and will depend upon our profitability at the time, cash available and other factors. As a result, there is no assurance that there will ever be any cash dividends or other distributions on our common stock.

Future sales of common stock by our existing stockholders and option and warrant holders could cause our stock price to decline.

     As of February 28, 2005, we had 14,864,878 outstanding shares of common stock. The 920,800 shares that are being registered for resale under this prospectus will be freely tradable without further registration under the Securities Act. An additional 1,101,000 shares of our common stock that are issuable upon the exercise of warrants are being registered for resale under this prospectus and will be freely tradable if they are acquired upon the exercise of the underlying warrants. We further intend to file registration statements with the SEC for the resale of up to 2,990,000 shares of common stock that are issuable under our 2003 stock option plan and 2004 stock incentive plan. As described under “Description of Common Stock - Registration Rights,” 2,374,465 shares of our common stock that are issuable upon the exercise of warrants are subject to various registration rights. However, any shares of common stock that are held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, may be publicly sold only if the sale is registered under the Securities Act or if the sale is made in compliance with certain volume limitations and other restrictions imposed by Rule 144.

     In addition to the shares that are registered for resale by this prospectus, approximately 4,359,802 shares of our common stock are “freely tradeable”. The remaining 9,584,276 of our outstanding shares are “restricted securities,” as that term is defined by Rule 144, and may be sold in the public market only if their resale is registered or if they qualify for an exemption from registration under the Securities Act. On December 23, 2004, 9,818,252 of the outstanding shares of our common stock became eligible for resale in the public market in accordance with the volume limitations and other restrictions of Rule 144 that are described below under “Shares Eligible for Future Sale.”

     Because so few of our outstanding shares of common stock have been available for resale in the public market during our brief history as a public company, the release onto the public market of a large number of freely tradable shares (including those covered by this prospectus) and restricted securities that are now eligible for public resale under Rule 144 could cause the market price of our common stock to decline. The perception among investors that these sales may occur could produce the same adverse effect on our market price.

The exercise of outstanding stock options and warrants would dilute the ownership interests of our existing stockholders and could cause our stock price to decline.

     There are currently outstanding stock options and warrants entitling the holders to purchase 3,849,465 shares of our common stock, including a number of options granted to directors, officers, employees and consultants that are subject to vesting conditions. These options and warrants have exercise prices ranging from $0.25 per share to $8.00 per share. It is likely that many of the holders of these options and warrants will exercise and sell shares of our common stock when the stock price exceeds their exercise price. Substantial option and warrant exercises and subsequent stock sales by our option and warrant holders would significantly dilute the ownership interests of our existing stockholders and could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 4.

     The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will receive the exercise price of warrants to purchase common stock from certain of the selling stockholders upon the exercise of their warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. If all of such warrants are exercised, we will receive net proceeds of $2,386,426. We will pay the expenses of registration of all of the shares that are offered pursuant to this prospectus, including legal and accounting fees.

MARKET PRICE OF COMMON STOCK
AND OTHER STOCKHOLDER MATTERS

Market Information

     Our common stock is currently traded under the symbol “XNNC” on the OTC Bulletin Board. Prior to October 26, 2004, our common stock was quoted, and sporadically traded, in the Pink Sheets, a quotation service operated by Pink Sheets LLC that collects and publishes market maker quotes for over-the-counter securities. We acquired Xenonics, Inc. on July 24, 2003. To our knowledge, there was no trading in our common stock until shortly before the acquisition of Xenonics, Inc. on July 24, 2003, and any such prior trading was not based on our company’s current operations. Accordingly, the following table only sets forth the high and low bid information for our common stock on both the OTC Bulletin Board and Pink Sheets for each quarter since July 23, 2003. These represent prices between dealers, exclusive of retail markup, markdown or commission and do not necessarily represent actual transactions.

Year ending September 30, 2005	High	Low
First Quarter	$12.25	$3.25

Year ended September 30, 2004	High	Low
First Quarter	$7.00	$1.70
Second Quarter	$7.30	$4.10
Third Quarter	$8.75	$4.75
Fourth Quarter	$6.50	$3.00

Year ended September 30, 2003	High	Low
Fourth Quarter (as of 7/23/03) (1)	$2.50	$1.75

(1)	Reflects initial trading activity commencing on July 23, 2003 through the end of the calendar quarter ended September 30, 2003.

Holders

     As of February 28, 2005, there were 14,864,878 outstanding shares of our common stock and approximately 146 shareholders of record, not including holders who hold their stock in “street name”.

Dividends

     We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short-term and long-term cash availability, working capital, working capital needs and other factors, as determined by our board of directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     Xenonics, Inc. was founded in 1996 to design, manufacture and market technologically-advanced, high-intensity portable illumination products. We currently hold several patents for our technology platform, which applies high efficiency dimmable electronic ballast circuitry and precision optics to xenon light to produce an illumination device that delivers improved performance over current technologies. Existing customers include all branches of the United States military, including such elite forces as the U.S. Navy SEALs, USMC FAST and the U.S. Army Rangers. Other customers include the U.S. Border Patrol, the U.S. Secret Service, the U.S. Coast Guard, and the California Highway Patrol.

     We market our illumination products under the NightHunter brand name. The NightHunter series of products is produced in a variety of configurations to suit specific customer needs. These include compact hand-held systems for foot-borne personnel and stabilized systems for airborne, vehicle and shipboard use. These NightHunter illumination systems are used for reconnaissance, surveillance, search and rescue, physical security, target identification and navigation. The system allows the user to illuminate an area, an object or a target with visible or non-visible light, and to improve visibility through many types of obscurants such as smoke, haze and most types of fog.

     In July 2003, Digital Home Theater Systems, Inc. acquired 100% of the outstanding capital stock of Xenonics, Inc. for 8,750,000 shares of common stock. Upon the closing of this transaction, Digital Home Theater Systems, Inc. changed its name to Xenonics Holdings, Inc. The transaction was accounted for as a reorganization of Xenonics, Inc. with issuance of stock for cash. For accounting purposes, Xenonics, Inc. is treated as the acquirer and, as such, its historical financial statements will continue and are included in this prospectus. As of the end of our last fiscal year, we owned 100% of the outstanding capital stock of Xenonics, Inc. However, in December 2004, a former holder of a warrant to purchase shares of Xenonics, Inc. exercised a portion of his warrant and purchased 125,000 shares of Xenonics, Inc. common stock. As a result, we currently own approximately 98.6% of the issued and outstanding capital stock of Xenonics, Inc.

     In 2003, we changed our fiscal year from a fiscal year ending December 31 to a fiscal year ending September 30. Accordingly, our financial statements at September 30, 2003 include the results of our operations and cash flows for the nine months then ended, while our financial statements at September 30, 2004 include our operations and cash flows for the twelve-month year then ended.

     Our consolidated financial statements have been prepared on a continuing operations basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We are largely dependent upon government orders for our revenues.

How We Generate Revenue

     We generate our revenue from the sale of our products to customers. To date, most of our sales have been to the United States military. The strategy for generating revenue in this market segment is two-fold. We communicate to those in the field the existence and application of our products. Once the application and need are substantiated, we help determine how the specific military unit might find funding for the purchase of the products. As this marketing process is unfolding at one level, we also communicate the existence and application of the products to the appropriate offices of the various military branches located in Washington, DC and to the offices of those members of Congress involved in appropriating funds for specific needs in the defense budget. Our contacts with the foregoing offices in Washington DC are initiated either by our officers and directors or on our behalf by lobbyists. It is also possible for a military unit to spend discretionary funds to purchase our products. We have generated military sales from both line item budgets and discretionary spending from specific units.

     We also generate sales from the United States Border Patrol, which recently became realigned under the Department of Homeland Security. In the past, our products were sold directly to specific border patrol locations. We expect that with the new organizational structure, the marketing effort will be similar to that used with the military.

     Small orders are also sold to numerous other customers including international customers, law enforcement and resellers.

Trends in Our Business

     The last fiscal year marked the first year in which revenue levels have been sufficient to generate net income. In order to maintain and improve on our current revenue levels, we are currently focusing on improving our current products, introducing new products and expanding our customer base. In addition to improving current products through improved technology and processes, we continually look to lower costs wherever possible to improve our operating margin. We are in the process of determining the new products, opportunities and distribution channels that will best help us to reach our goal of an expanded customer base.

     We believe that there is an opportunity to further increase our sales to the military by demonstrating the various benefits and uses of our products. We plan to attempt to capitalize on our success with our military sales process by duplicating that process with the United States Department of Homeland Security. Our current challenge is to supplement government sales with commercial sales of both our current products and new products. Risks include new competitors entering the market, decreases in government budgets (particularly the defense budget) and our inability to penetrate other markets.

Critical Accounting Policies and Estimates

     The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. The following accounting policies involve “critical accounting estimates” because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. In addition, while we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used in the current period, and changes in the accounting estimates we used are reasonably likely to occur from period to period which may have a material impact on the presentation of our financial condition and results of operations. We review these estimates and assumptions periodically and reflect the effects of revisions in the period that they are determined to be necessary and reviewed by the audit committee.

     Revenue Recognition - We recognize revenue upon shipment in accordance with Staff Accounting Bulletin (SAB) No. 104. The Company recognizes revenue when it meets the four criteria for revenue recognition including evidence that arrangements exist and the price to the buyer is fixed through signed contracts or purchase orders, shipping documents illustrate that delivery of product has occurred, collectibility is reasonably assured through one or more of the following: government purchase, historical payment practices or review of new customer credit and the customer does not have the right to return product unless it is damaged or defective.

     Our history indicates that we will collect all of our accounts receivable, 100% of which on December 31, 2004 were less than 30 days old. Accordingly, we have not established any reserve for doubtful accounts. Since we bear certain risks of loss due to this high concentration, as well as the impact of the political, budget and regulatory environment, failure to collect all accounts receivable will affect our balance sheet and results of operations.

     Tax Valuation Allowance - A tax valuation allowance is established, as needed, to reduce net deferred tax assets to the amount for which recovery is probable. At December 31, 2004, we have established a deferred tax asset of $230,000 for the current year. The Company continues to have a full valuation allowance against our U.S. net deferred tax assets from prior periods because of our history of losses. In the event it becomes more likely than not that the historical deferred tax assets will be realized, we will adjust our valuation allowance. Depending on the amount and timing of taxable income we ultimately generate in the future, as well as other factors, we could recognize no benefit from our historical deferred tax assets or we could recognize a portion of their value or their full value.

     Inventory Valuation – We regularly assess the valuation of inventories and reserves for those inventories that are obsolete. As of December 31, 2004, our inventory reserve totaled $10,000. A physical inventory is completed on a monthly basis, and adjustments are made monthly based on such inspections. If it is determined that our estimates of the valuation of inventories is incorrect, we may need to establish additional reserves, which would negatively affect any future earnings.

     SFAS No. 151 amends Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for idle facility expense, freight, handling costs and waste (spoilage). Previously, these costs were recognized as current period expenses when they were considered “so abnormal.” SFAS No. 151 requires those items be recognized as current period charges regardless of whether they meet the “so abnormal” criteria. In addition, this Statement clarifies that fixed overhead allocations to inventory costs be based on normal capacity of production facilities. This Statement is effective for inventory costs incurred during fiscal year 2006 and earlier application is permitted. We believe our current accounting policies closely align to the new rules. Accordingly, we do not believe this new standard will have a material impact on our financial statements

     Stock Options - We use the fair value based method of accounting for share-based compensation provided to our employees in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. We value stock options issued based upon an option-pricing model and recognize this fair value as an expense over the period in which the options vest.

Results of Operations

     Unaudited three-months ended December 31, 2004 compared to the unaudited three-months ended December 31, 2003

     Revenues: We operate in one industry segment, the security lighting systems industry, and all of our revenues are derived from sales of our illumination products to various customers in that segment. Revenues for the quarter ended December 31, 2004 were $749,000 compared to revenues of $2,701,000 for the quarter ended December 31, 2003. An expected large order that was not received, negatively impacted revenues in the quarter ended December 31, 2004.

     In the current quarter, we sold $508,000 or 68% of revenue to the military market which includes both direct sales (U.S. Army and U.S. Marines) as well as sales to military resellers. This compares to $2,618,000 or 97% of revenue to the military market (U.S. Army, U.S. Navy, U.S. Marines and military resellers) in the same quarter of the prior period.

     Sales to the U.S. government agencies contributed $151,000 or 20% of revenue in the quarter ended December 31, 2004. This compares to $8,000 for the same quarter in the prior year.

     We sold $34,000 or 5% to various international customers compared to $74,000 or 3% for the three months ended December 31, 2004 and 2003, respectively.

     The balance of this period’s sales of approximately $56,000 or 8% of revenue was generated with small orders from other customers compared to less than $1,000 for the same period in the prior period.

     Although our plan is to expand our customer base to more commercial and international clients, we anticipate that the U.S. military will continue to be our largest customer in the fiscal year ended September 30, 2005.

     Cost of Goods and Gross Profit: Cost of goods consist of our cost of manufacturing our NightHunter products and the price that we pay to PerkinElmer for NightHunterII products that PerkinElmer manufactures for us under our manufacturing agreement. The gross profit percentage on revenue increased to 44% for the three-month period ended December 31, 2004 compared to 37% for the three-month period ended December 31, 2003. This improvement is due to lower cost on the NightHunterII products in the current year. PerkinElmer costs were lowered as certain volume requirements were met.

     Selling, General and Administrative: Selling, general and administrative expenses increased by $260,000 to $880,000 for the three-month period ended December 31, 2004 compared to $620,000 for the three-month period ended December 31, 2003. The incremental expenses consisted primarily of increases in legal expenses of $74,000, accounting fees of $96,000, salaries and wages of $55,000 and insurance of $31,000 with the remaining $4,000 from various other expenses.

     Engineering, Research & Development: Engineering, research and development expenses increased by $51,000 for the three-month period ended December 31, 2004 compared to the three- month period ended December 31, 2003. Increased headcount impacted spending for the period by $41,000. With concentrated efforts in this area, other related engineering costs have also increased. Engineering, research and development spending levels are expected to continue to increase in the future as we develop new products and make improvements to our existing products.

     Net Income (Loss): We experienced a loss of $425,000 for the three-month period ended December 31, 2004 compared to profit of $254,000 for the three-month period ended December 31, 2003. The driving factor was the revenue shortfall in the current quarter from a large expected order that we did not receive during the quarter.

Twelve months ended September 30, 2004 compared to the unaudited twelve months ended September 30, 2003

     During 2003, we changed our fiscal year from the period ending December 31 to the period ending September 30. Since the prior fiscal year ending on September 30, 2003 contained only nine months compared to the current 12-month period ended September 30, 2004, the following discussion of our results of operations compares the year ended September 30, 2004 to the unaudited twelve months ended September 30, 2003. The following table reflects the operating results of these comparable twelve-month periods.

September 30,	2004	2003
$ in thousands		(Unaudited)
Revenue	$11,927	$2,162
Cost of Goods Sold	6,916	1,673

Gross Profit	5,011	489

Selling, General and Administrative	3,113	1,854

Engineering, Research and Development	248	262
Income (Loss) from Operations	1,650	(1,627)
Other Expenses	16	588

Income (Loss) Before Taxes	1,634	(2,215)
Income Taxes	158	1

Net Income (Loss)	$1,476	$(2,216)

     Revenues: We operate in one industry segment, the security lighting systems industry, and all of our revenues are derived from sales of our illumination products to various customers in that segment. Revenues for the year ended September 30, 2004 increased by $9,765,000 over the revenues for the unaudited twelve months ended September 30, 2003. The increase in revenues was the result of the increased size and number of purchase orders received by us during the prior year, which continued throughout the current year. In March of 2003, we received an order of $2,980,000 from the United States military. However, since we only recognize revenues when we ship the ordered products, a significant portion of the revenues generated through this contract were recognized after October 1, 2003 in the current fiscal year. Revenues recognized under this contract amounted to $1,802,000 and $1,115,000 for the year ended September 30, 2004 and the unaudited twelve months ended September 30, 2003, respectively. Other U.S. Army orders received since March 2003 contributed an additional $7,272,000 of revenues during the year ended September 30, 2004.

     In the year ended September 30, 2004, orders filled from government contractors and the U.S. Border Patrol totaled $2,034,000 and $534,000, respectively, compared to $381,000 and $460,000, respectively, during the unaudited twelve months ended September 30, 2003. The balance of this period’s sales (approximately $285,000) was generated from international customers and other U.S. military branches (other than the U.S. Army) and other governmental entities. In the unaudited twelve months ended September 30, 2003, sales from other U.S. military branches (other than the U.S. Army) and other governmental entities constituted $206,000 of that period’s revenues.

     During the year ended September 30, 2004, sales to the U.S. military represented 94% of our revenues, sales to the U.S. Border Patrol represented 4% of our revenues, and international sales and other miscellaneous U.S. sales each constituted 1% of our revenues. For the unaudited twelve months ended September 30, 2003, sales to the U.S. military and U.S. Border patrol represented 73% and 21% of our revenues, respectively, while international sales and other miscellaneous U.S. sales represented 4% and 2%, respectively. Although our plan is to expand our customer base to more commercial and international clients, we anticipate that the U.S. military will continue to be our largest customer in the fiscal year ending September 30, 2005.

     Cost of Goods and Gross Profit: Cost of goods consist of our cost of manufacturing our NightHunter products and the price that we pay to PerkinElmer for NightHunterII products that PerkinElmer manufactures for us under our manufacturing agreement. The gross profit percentage on revenues increased to 42% for the year ended September 30, 2004 compared to 23% for the unaudited twelve months ended September 30, 2003. This improvement is due to efficiencies and lower cost as manufacturing volume increased and our ability to cover fixed costs improved. Our headcount did not materially change from the prior year’s unaudited twelve-month period to the current year ended September 30, 2004. As a result, as revenues increased, our gross profit percentage was positively impacted. Additionally, as volumes increased in the current period, we were able to work with our vendors to improve pricing and lower the cost of goods sold.

     We review costs and processes on an ongoing basis in an effort both to maintain quality and to reduce costs when possible. With an emphasis on both increased volume requirements and quality issues, the addition or replacement of vendors may be required.

     Selling, General and Administrative: Selling, general and administrative expenses increased by $1,259,000 to $3,113,000, or 26% of revenues, in the year ended September 30, 2004 compared to $1,854,000, or 86% of revenue, for the unaudited twelve months ended September 30, 2003. The increase in expenses reflected additional expenses related to corporate governance matters, our conversion to a public company that is required to file documents with the Securities and Exchange Commission, and the additional costs resulting from our significant increase in sales. These incremental expenses consisted primarily of increases in legal expenses of $490,000, sales commissions, marketing and travel expenses of $212,000, accounting fees of $166,000 and salaries and wages. Salary and wage increases were primarily due to rate increases, bonus expenses and costs of the addition of new employees.

     Although we believe that we are still lightly staffed, we recently increased staff in the following departments: accounting, marketing, customer service and engineering. These employment costs will increase our future selling, general and administrative expenses. In addition, if our business continues to grow, we will have to increase our staffing in other areas. As a result, we are currently evaluating potential headcount increases and determining specific personnel needs, all of which are expected to result in additional increased selling, general and administrative expenses in the current year ending September 30, 2005.

     Engineering, Research & Development: Engineering, research and development expenses decreased by $14,000 during the year ended September 30, 2004 compared to the unaudited twelve months ended September 30, 2003. However, as a result of the significant increase in revenues during the fiscal year end September 30, 2004, as a percentage of revenues our investment in engineering, research and development decreased significantly for the year ended September 30, 2004 compared to the unaudited twelve months ended September 30, 2003. Engineering, research and development spending levels are, however, expected to increase in the future as we have increased our efforts to develop new products and make improvements to our existing products.

     We will continue to try to improve our current product line and are attempting to create a second generation of products. The improvements to our products are based on customer feedback. In addition, we recognize the need to develop additional products in an effort to expand our customer base and product selection to our current customers. In order to meet these goals, we expect to increase our research and development budget for fiscal 2005.

     Other Expense: The major component of other expense in both the September 30, 2004 and 2003 twelve-month periods consisted primarily of interest expense. Interest expense, net of interest received, decreased to $16,000 for the year ended September 30, 2004 compared to net interest expense of $588,000 for the unaudited twelve months ended September 30, 2003. Interest expense related to notes payable and short-term borrowings. Interest expense decreased due to reductions in our outstanding debt. A significant number of the notes were convertible into our common stock and were, in fact, converted into equity in connection with the acquisition of Xenonics, Inc. in July of 2003. During the year ended September 30, 2004, all remaining notes payable and short-term borrowings were either repaid in cash or converted in accordance with their terms to equity. In addition, our interest expenses were partially offset during the year ended September 30, 2004 by $15,000 of interest we earned on significantly larger cash balances during the 2004 period.

     Provision for Income Taxes: The $158,000 provision for income taxes consists primarily of California state franchise tax payable as the result of our taxable income of $1,634,000 for the year ended September 30, 2004 compared to the pretax loss of $2,215,000 we incurred for the unaudited twelve months ended September 30, 2003. Our net operating losses currently are limiting our federal income tax obligations. However, in 2002, the State of California enacted legislation that suspended the deduction of net operating loss carryovers for the 2002 and 2003 tax years. In connection with the suspension, the carryover period for losses sustained in tax years beginning in or prior to 2002 was extended. Accordingly, we were unable to utilize our net operating loss carryovers to reduce California taxes. We will, however, be able to utilize our net operating loss carryovers to reduce California taxes in the current fiscal year ending September 30, 2005.

Liquidity and Capital Resources

     As of December 31, 2004, we had working capital of $3,237,000 and a current ratio of 4.02-to-1.

     Our net loss of $425,000 for the quarter ended December 31, 2004 negatively impacted cash in addition to an adjustment of $230,000 for tax benefit, an increase in inventory of $1,481,000, increase in accounts receivable of $367,000, increase in deferred offering costs of $55,000 and decrease in accounts payable balance of $162,000 for a combined use of cash of $2,720,000. This was offset slightly by various sources of cash totaling $134,000 which created net cash used for operations of $2,586,000 for the quarter ended December 31, 2004. We increased inventory levels in anticipation of increased levels of sales in the 2nd and 3rd quarters.

     Net cash provided by financing activities for the quarter ended December 31, 2004 included $144,000 from the exercise of warrants to purchase common stock in Xenonics Holdings, Inc. and $35,000 from the exercise of warrants to purchase common stock in Xenonics, Inc. See Note 12, to condensed consolidated unaudited financial statements for the three months ended December 31, 2004, Minority Interest.

     We closed a private placement on January 28, 2005 that provided approximately $2.3 million in cash. Based on the amount of working capital that we had as of December 31, 2004, plus the additional cash of approximately $2.3 million from the January 2005 private placement and expected cash flow from operations during the next three quarters, we believe that we have sufficient financial resources to fund our operations through September 30, 2005. However, due to the nature of our business, there is no assurance that we will receive new orders during the quarters that we expect to receive them

     As of September 30, 2004, we had working capital of $3,014,000 and a current ratio of 2.9-to-1. As of January 31, 2005, we had working capital of $5,136,000. The substantial increase in our working capital is due primarily to our receipt of net proceeds of approximately $2,140,000 from our sale of 500,000 shares of common stock on January 25, 2005. As a result of the transaction, as of January 31, 2005, shareholders’ equity increased to $5,208,000. See “Prospectus Summary – Recent Event – Sale of Shares.”

     Until the current fiscal year, we had invested substantial resources in the development of our products and in the establishment of our business, which negatively impacted our cost structure and created a significant accumulated deficit ($7,481,000 as of September 30, 2004 and $8,957,000 as of September 30, 2003). Prior to the year ended September 30, 2004, we relied on the sale of equity and the issuance of short-term promissory notes to fund our working capital needs.

     During the year ended September 30, 2004, however, our operations significantly improved, as did our liquidity and our capital structure. On September 30, 2004, cash at the end of the period increased by $3,143,000 from the amount of cash on hand at September 30, 2003, and our total current assets (substantially all of which is either cash or accounts receivable) increased by $3,796,000. The increase in our liquidity is the result of the improvement in our operations and our financing activities (both in raising capital and in converting outstanding indebtedness).

     We did not have any material commitments for capital expenditures as of September 30, 2004 and currently do not anticipate any such material expenditures during the current fiscal year ending September 30, 2005.

     Our net income of $1,476,000 for the year ended September 30, 2004 contributed cash to the company. During the year ended September 30, 2004, we generated $1,670,000 of cash from operations, which differs from our net income primarily as a result of the timing of the recognition of sales and the collection of accounts receivables, as well as changes in other significant assets, such as inventory, and liabilities. In the year ended September 30, 2004, our accounts receivable decreased by $274,000 to $253,000, which generated additional cash. Virtually all of our accounts receivable are from sales to the U.S. military and are expected to be paid in the normal 30-day payment period we have historically experienced from such sales. With increased sales, inventory levels increased by $738,000 and accounts payable, most of which is payable to PerkinElmer for products manufactured for us, increased by $548,000.

     Financing activities for the year ended September 20, 2004 included a private placement of 600,000 shares of common stock at $2.50 per share (from which we received $1,500,000), the private sale of 200,000 shares of common stock and warrants to purchase an additional 50,000 shares (from which sale we received $850,000), and the repayment in cash of $716,000 of short-term borrowings and notes payable. Additionally, another note payable for $250,000, plus accrued interest of $17,000, was converted into 533,726 shares of common stock in accordance with the terms of that note at $0.50 per share. Our noncash transactions included the issuance of 20,000 shares of our common stock, valued at $2.50 per share, to Bryant Park Capital, Inc. as compensation for services.

     The following is a summary of our contractual cash obligations at September 30, 2004 for the following fiscal years:

						2009
Contractual Obligations	Total	2005	2006	2007	2008	and thereafter

Long-Term Office Lease	$431,000	$100,000	$104,000	$108,000	$110,000	$9,000

     We do not believe that inflation has had a material impact on our business or operations.

     We are not a party to any off-balance sheet arrangements and do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

     While management believes that our current cash and cash flows from operations will be sufficient to operate our company for the current fiscal year, we may from time to time decide to access the capital markets and issue our securities in order to raise additional capital. Such issuances may have a dilutive effect on current stockholders. There are, however, many conditions that could impact our proposed business plan and could adversely impact our ability to market, sell or produce our products. We cannot give any assurance that we will be able to continue profitable operations and obtain the cash required for us to continue to successfully develop, market or sell our products.

BUSINESS

Overview

     We design, manufacture and market high-end, high-intensity portable illumination products. Our core product line consists of lightweight, long-range, ultra-high intensity illumination products used in a wide variety of applications by the military, law enforcement, security, search and rescue and, to a lesser extent, in commercial markets. We hold several patents for our technology platform, which applies high efficiency dimmable electronic ballast circuitry and precision optics to xenon light to produce an illumination device that delivers improved performance over current technologies.

     We are largely dependent upon government orders for our revenues. Existing customers include all branches of the United States Armed Forces, including such elite forces as the U.S. Navy SEALs, USMC FAST and the U.S. Army Rangers. Other customers include the U.S. Border Patrol, the U.S. Secret Service, the U.S. Coast Guard, and the California Highway Patrol.

     We market our illumination products under the NightHunter brand name. The NightHunter series of products is produced in a variety of configurations to suit specific customer needs. These include compact hand-held systems for foot-borne personnel and stabilized systems for airborne, vehicular and shipboard use. These NightHunter illumination systems are used for reconnaissance, surveillance, search and rescue, physical security, target identification and navigation. The systems allow the user to illuminate an area, an object or a target with visible or non-visible light, and to improve visibility through many types of obscurants such as smoke, haze and most types of fog.

     We conduct all of our operations through our subsidiary, Xenonics, Inc. In July 2003, under our former name of Digital Home Theater Systems, Inc., we acquired 100% of the outstanding capital stock of Xenonics, Inc. for 8,750,000 shares of common stock. Upon the closing of this transaction, Digital Home Theater Systems, Inc. changed its name to Xenonics Holdings, Inc. The transaction was accounted for as a reorganization of Xenonics, Inc. with issuance of stock for cash. For accounting purposes, Xenonics, Inc. is treated as the acquirer and, as such, its historical financial statements will continue and are included in this prospectus. On December 14, 2004, a former holder of a warrant to purchase shares of Xenonics, Inc. exercised a portion of his warrant and purchased 125,000 shares of Xenonics, Inc. As a result, we currently own approximately 98.6% of the issued and outstanding capital stock of Xenonics, Inc.

     Fiscal 2004 marked our first year in which revenue levels have been able to sustain profits. Our goal is to continue to increase our revenues and profits, but we understand that in order to accomplish these goals we will have to improve our current products, introduce new products and expand our customer base. In addition to improving current products through improved technology and processes, we are attempting to lower costs wherever possible to improve our operating margin. We are in the process of determining the new products, opportunities and distribution channels that will best help us to reach our goal of an expanded customer base.

     Our strategy is to further increase our sales to the military by demonstrating the various benefits and uses of our products. We plan to attempt to capitalize on our success with our military sales process by duplicating that process with the United States Department of Homeland Security. Our current challenge is to supplement government sales with commercial sales of both our current products and new products.

History

     Our operating subsidiary, Xenonics, Inc., was incorporated in 1996. During its first five years, Xenonics, Inc. completed the development of the NightHunter product, conducted extensive field trials, filed patent claims on advances to its core technologies, and implemented the processes, policies and procedures necessary for commercial operations. Although occasional sales of NightHunter products were made in connection with the field-testing process, the transition from development stage to commercial production did not occur until the fourth quarter of 2000. However, because Xenonics, Inc. was primarily engaged in product development, it experienced operating losses through fiscal 2003. Fiscal 2004 was the company’s first year of profitable operations.

     Until we acquired Xenonics, Inc. in a reorganization in July 2003, our company was known as Digital Home Theater Systems, Inc. This company was incorporated in 1997 to engage in the business of designing and selling digital home theater systems. Digital Home Theater Systems was unsuccessful in its operations, and discontinued its operations in 1999. From 1999 until its reorganization with Xenonics, Inc., Digital Home Theater Systems did not engage in any business and did not undertake any activity other than to complete a private placement of 1,459,652 shares of its common stock in July 2003 at a price of $0.875 per share, for an aggregate amount of $1,277,196. Immediately prior to the reorganization in July 2003, we had no liabilities and our only asset was the net proceeds from our sale of the 1,459,652 shares of common stock.

     Digital Home Theater Systems acquired Xenonics, Inc. in a share-for-share exchange that was structured as a tax-free reorganization. After the reorganization, Digital Home Theater Systems changed its name to Xenonics Holdings, Inc. In the reorganization, we issued 8,750,000 shares to the former stockholders of Xenonics, Inc. in exchange for all of the issued and outstanding shares of Xenonics, Inc. As a result of the share exchange, the former stockholders of Xenonics, Inc. became the majority stockholders of Digital Home Theater Systems, and Xenonics, Inc. became a wholly-owned subsidiary. The number of shares that Digital Home Theater Systems issued to the former stockholders of Xenonics, Inc. was determined in arms-length negotiations based on the assets and business prospects of Xenonics, Inc. at the time of the reorganization, and the assets that Digital Home Theater Systems had at the time of the reorganization (the proceeds of the $1,277,196 private placement). After the completion of the reorganization and the private placement, a total of 12,709,652 shares of common stock were outstanding, consisting of the 2,500,000 shares of Digital Home Theater Systems that were owned by the historical stockholders of Digital Home Theater Systems, 1,459,652 shares of common stock that were sold at $0.875 in the private placement, and the 8,750,000 shares that were issued to the historical stockholders of Xenonics, Inc. On December 14, 2004, a former holder of a warrant to purchase 135,000 shares of Xenonics, Inc. common stock exercised a portion of that warrant and purchased 125,000 shares of Xenonics, Inc. As a result, we currently own approximately 98.6% of the issued and outstanding capital stock of Xenonics, Inc.

     The principal reason that Digital Home Theater Systems elected to effect the reorganization was to acquire an operating business. For its part, Xenonics, Inc. wanted to effect the reorganization in order to obtain access to the Digital Home Theater Systems cash and to obtain the benefits of the listing of our shares of common stock on the Pink Sheets LLC, a centralized electronic quotation service on which unrestricted shares can be sold publicly. Xenonics, Inc. believed that having shares listed on the Pink Sheets would increase its future ability to raise additional capital.

Our Products

     The NightHunter series of products currently consists of three versatile compact illumination systems — NightHunter, NightHunterII and NightHunterext. Our products are lightweight, ruggedized for operation in harsh environments, and allow users to illuminate objects with visible or infrared light at distances of more than one mile. With our infrared filter accessory in place, the NightHunter products emit non-detectable infrared light. When used with night vision devices or low-light cameras, our NightHunter products can illuminate a target without the target knowing that it is being illuminated. We have also developed an ultraviolet filter which enables our product to fluoresce materials from great distances for applications including forensics and special lighting effects.

     Each NightHunter product incorporates a mechanical focusing design that enables the user to vary the flood spread of the beam. For example, the systems can be focused at a 0.5° spread that results in only a 60-90 foot footprint at one mile, or at a 10° spread that results in a 900 foot footprint at one mile. Unlike other high intensity lighting systems (and traditional flashlights), the NightHunter products do not have a “black hole” at the center of the light beam that obstructs the field of view (that is, there is no “blind spot” in the beam), allowing the user to keep the illumination centered on the target area. Our NightHunter and NightHunterII both have an internal rechargeable battery and built-in charger. In addition, the NightHunter and NightHunterext can be operated from external power sources. Depending on the functionality and accessories of the product, the prices for our products range from $2,000 to $3,200 per unit.

     Our currently available products and their respective features are listed below.

     NightHunter The NightHunter system is a lightweight (9.7 lbs.) illumination system that can be readily adapted to a variety of uses and platforms, from handheld to fixed mounted use on vehicles, boats, and helicopters. The NightHunter can be powered from its internal rechargeable battery or from any 12-32 VDC power source.

     NightHunterII The NightHunterII is a self-contained, durable, waterproof and lightweight (4.4 lbs) unit. The unit has an extended battery life (1.5 hrs on a single charge), can recharge in 1.5 hours, and is durable and waterproof. To date, we have received most of our orders for this system. The NightHunterII is manufactured for us by PerkinElmer Electronics, Inc.

     NightHunterext The NightHunterext is a durable and lightweight (5.5 lbs) illumination system that is designed for fixed mounted applications, for use on stationary platforms or vehicles, boats, or helicopters. The NightHunterext has the same range as the NightHunter, but with an increased field-of-view. The NightHunterext can be equipped with an optional pistol grip and utilized as a powerful spotlight.

Our Markets

     The actual and potential markets for our products consist of the following.

     Military Forces, of the United States and Foreign Allies

     Military forces in the United States currently represent the primary target market for our NightHunter products. Through December 31, 2004, we have sold approximately $14.6 million of NightHunter brand illumination systems into this market for testing or deployment. Our customers include the U.S. Army 75th Ranger Regiment, U.S. Army 82nd and 101st Airborne Divisions, the 10th Mountain division, the U.S. Air Force Kuwait Physical Security unit, the U.S. Navy SEALs, and individual U.S. Marine Corps units. Recently, we have received several significant orders for our products from units currently deployed in Iraq and Afghanistan and from units preparing for deployment.

     In the Defense Appropriations Bill for 2003 and 2004, the U.S. Congress included a total of $6.4 million to be used for purchases of the NightHunter and NightHunterII designated for the XVIII Airborne Corps. Also, individual Army, Marine Corps, Air Force and Navy units have ordered NightHunters directly from us. We have also received orders from the discretionary budget dollars funds of several U.S. military units, and we have sold small quantities to foreign military units from Canada, the United Kingdom and Australia. The Defense Appropriations Bill for 2005 allocated $3.0 million for the Marine Corps to purchase the NightHunter products.

     According to the International Institute for Strategic Studies and the U.S. Department of Defense, there are nearly 5 million active troops, almost 10 million reserve troops, 660 warships, and 858 amphibious, major mine, and support ships, 30,839 heavy tanks, and 64,679 armored infantry vehicles in the armed forces of the United States and its allies. Given the large number of applications for NightHunter products, we believe that this represents a substantial market opportunity.

     U.S. Department of Homeland Security

     The agencies of the U.S. Department of Homeland Security represent another key market for NightHunter products. These agencies include the U.S. Customs and Border Protection, Federal Emergency Management Agency, the Transportation Security Administration, the U.S. Secret Service and the U.S. Coast Guard. Our products have been tested and deployed in key strategic locations for port, waterway, coastline, airport and border security, and as of December 31, 2004 we have sold more than $1.5 million of NightHunter products to these organizations. We believe that the increased concern about homeland security and the higher amounts budgeted for new security products may make homeland security a potentially significant market for our products.

     While we do not currently have a specific line item in the 2005 Homeland Security budget, we believe that a higher spending in this area may have a potentially positive impact on our revenue. We already have experience in government sales. Our goal is for agencies within the United States Department of Homeland Security to use discretionary funding to purchase our products, and we believe that in the future we may achieve specific line items in the budget similar to our experience with the defense budget.

     U.S. Law Enforcement, Corrections and Fire, Search & Rescue

     We are in the early stage of pursuing additional opportunities for sales of NightHunter illumination systems to U.S. law enforcement, corrections and fire, search & rescue organizations. Thus far, sales to this market group have been limited. However, law enforcement, corrections, and fire, search & rescue represent potentially significant market opportunities. More than 780,000 law enforcement personnel are estimated to be employed in the United States. In addition, according to a report purchased by us, there currently are over 11,000 federal, state, local and private prisons and over 51,000 fire, search & rescue departments in the United States.

     U.S. Private Security Firms, Maritime and Hunting & Outdoors

     To date, our marketing focus has been on military and government agencies and not on the private security, maritime or the hunting and outdoor recreation markets in the United States. However, given the wide range of applications in which NightHunter products currently are being used, we believe that these segments may represent large potential market opportunities. A report of the Security Industry Association for 1999-2000 estimated that there were over 1.7 million privately employed security guards or personnel in the United States. According to a report obtained by the company, over $50 billion is spent annually in the U.S. for equipment used by the more than 100,000 U.S. maritime vessels and the 116 million hunting and outdoor enthusiasts in the United States.

Sales and Marketing

     We generate most of our revenues from the direct sale of our products to customers. To date, most of our sales have been to the United States military. The strategy for generating revenues in this market segment is two-fold. We communicate to those in the field the existence and application of our products. Once the application and need are substantiated, we help determine how the specific military unit might find funding for the purchase of the products. The successful deployment of our products to some branches of the US Army has led to purchase orders from other Army units that are currently deployed in Afghanistan, Kosovo, Bosnia and Iraq. We believe that testimonials from military units currently employing our NightHunter products in active military situations may assist us in penetrating other units of the military that also could benefit from the use of our products.

     As this “bottom-up” marketing process is unfolding, we also communicate the existence and application of the products from the “top-down” to the appropriate offices of the various military branches located in Washington, DC and to the offices of those members of Congress involved in appropriating funds for specific needs in the defense budget. Our contacts with these offices in Washington DC are initiated either by our officers and directors or on our behalf by lobbyists. It is also possible for a military unit to spend discretionary funds to purchase our products. We have generated military sales from both line item budgets and discretionary spending from specific units.

     We also generate sales from the United States Border Patrol, which recently became realigned under the Department of Homeland Security. In the past, our products were sold directly to specific border patrol locations. We expect that with the new Homeland Security organizational structure, the marketing effort will be similar to that used with the military.

     Small orders are also sold to numerous other customers including international customers, law enforcement and resellers.

     We currently have three persons engaged on a full-time basis in sales and marketing. In addition, our senior executives actively assist in our marketing efforts by initiating and maintaining customer relationships and interacting with external consultants who assist the company with its marketing activities.

     In the future, we may consider partnering with others to generate additional sales though distributorships and/or licenses and may utilize such models to expand our sales capabilities in certain domestic market segments as well as internationally. We may offer exclusive marketing and/or manufacturing licenses to partners in key markets, such as China, Japan, the Middle East, South America and Europe. We are currently attempting to recruit representatives to market our products in the United States and Europe.

Manufacturing

     We conduct manufacturing and final assembly operations on the NightHunter and NightHunterext at our headquarters in Carlsbad, California, and own all of the equipment required to manufacture and assemble these finished products. In addition, we also own all molds, schematics, and prototypes utilized by our vendors in the production of the components and sub-assemblies used in our products. With our current work force and facilities, we are able to produce approximately 150 NightHunters per month. We can expand our production capabilities by adding additional personnel with negligible new investment in tooling and equipment.

     We currently purchase both commodity off-the-shelf components and custom-designed fabricated parts and sub-assemblies for use in our products from a number of qualified local, national and international suppliers. We believe that there are readily available alternative suppliers that can consistently meet our needs for these components. Although we currently obtain these components from single-source suppliers, we believe we could obtain components from alternative suppliers without incurring significant production delays. We acquire all of our components on a purchase order basis and do not have long-term contracts with suppliers. We believe that our relations with our suppliers are good.

     In January 2003, we entered into a three-year agreement with PerkinElmer Electronics, Inc. for the manufacturing of our NightHunterII product. PerkinElmer, a publicly traded company (NYSE: PKI), is a leader in the life sciences, fluid sciences and optoelectronics industries. Under the terms of this agreement, PerkinElmer will manufacture all NightHunterII products exclusively for Xenonics, on a fixed price basis. In return, we have agreed not to purchase any NightHunterII products from any other manufacturer or to manufacture any NightHunterII products ourselves. In addition, PerkinElmer agreed not to produce, market, or sell NightHunterII products to any entity except Xenonics. PerkinElmer further agreed that all intellectual property relating to the NightHunterII products is solely owned by Xenonics.

     PerkinElmer is responsible for the purchasing, shipping and receiving, production, inventory management and quality assurance of the NightHunterII. PerkinElmer provides the working capital required for inventory and manages the labor pool required to meet our delivery requirements without any cash investment by Xenonics. PerkinElmer has demonstrated the ability to increase production to meet growing demand. Despite this sole source relationship, Xenonics retains all documentation and know-

how to build the NightHunterII and owns all tooling required to produce NightHunterII products and related components, and we believe we could transition to a second source if required without significant disruption.

Competition

     Other companies that offer high intensity, portable lighting products include Reva International and Peak Beam Systems, Inc. We believe that neither of these companies currently offers a product with the features or range of applications of our NightHunter series. To our knowledge, only one company, Peak Beam Systems, supplies a short-arc xenon-based product. Peak Beam’s product also has the capability of utilizing infrared and ultraviolet filters, and provides a long-range light beam. However, unlike our products, we believe that Peak Beam’s products project a “black hole” and hence an obstructed field-of-view.

     In addition to these suppliers of hand-held high intensity lighting products, we believe that other companies that use first generation xenon technology, such as Spectrolab (helicopter searchlights), Phoebus (entertainment spotlights), and Strong (entertainment spotlights) could enter our market in the future. Our strategy is to become the recognized market and technology leader before competitors can deliver a comparable product to the market. In addition, we have begun developing a second-generation product which we believe will enhance our competitive position. It is our intention to complete and release this new product in 2005. However, there is no assurance that we will be able to develop and produce this second generation product on time, or ever.

Regulation

     We applied to the United States Department of Commerce, Bureau of Export Administration for an export license. In response to our inquiry, the department assigned an EAR classification of 99. We can now export our product without a license to all countries that are not on the restricted list IAW part 746 of the EAR.

Intellectual Property

     We have nine design and utility patents issued, allowed or pending, including patents for our technology platform, which applies high efficiency dimmable electronic ballast circuitry and precision optics to xenon light. We continue to make advancements, and have recently filed for an additional patent covering certain technologies that complement our NightHunter product technologies. In addition to the foregoing patents, we also rely on certain know-how and trade secrets related to the design and manufacture of our products. We believe that the patents (both granted and pending) and our know-how and trade secretes provide protection to certain of our core technologies, and allow us to develop future products that can be scaled up or down (or to develop alternative packages for the existing products).

     We are not aware of any infringement of our patents or that we are infringing any patents owned by third parties. However, in a lawsuit that we initiated in a California court against one of our former directors and consultants, the former director and consultant has filed a cross complaint against us and our subsidiary, Xenonics, Inc. asking the court to (i) rescind the assignment of the NightHunter II patent application that he assigned to us in November 2003, and (ii) declare that he is the sole owner of the NightHunter II patent application. See “Business – Legal Proceedings” and “Risk Factors – Risks Related to Our Business.”

     We also are the licensee of an issued patent which was transferred to us based on an agreement with Lightrays, Ltd. In March 1997 we entered into a license agreement with Lightrays, Ltd. pursuant to which we received a license to a patent and to certain related intellectual property. In consideration for the license, we issued 100,000 shares of common stock to Lightrays and agreed to pay Lightrays up to $3,967,000 (which amount would be paid based on future gross profits and sales). Subsequent to the agreement, we initiated a lawsuit against the former general partner of Lightrays, Ltd. In April 1998 we amended the license agreement and reduced the amount of the future payment to $400,000 and issued an additional 150,000 shares of our common stock to Lightrays. In addition, in connection with the amendment of the license agreement, we dismissed Lightrays from the lawsuit. The $400,000 payment is to be made from 50% of our after-tax earnings until the aggregate amount of such payments equals $400,000. We also owned a 10% interest in Lightrays. In August 2004, we entered into a term sheet with Lightrays pursuant to which we agreed (a) to issue to Lightrays 97,000 shares of our common stock, and (b) to transfer to Lightrays the 10% limited partnership interest we owned in that partnership. In that term sheet, Lightrays agreed (i) to accept the 97,000 shares and the 10% interest as payment in full for all obligations we may owe Lightrays, including the $400,000 cash payment, and (ii) to assign and transfer the Lightrays patent and related intellectual property to us. This transaction was completed on December 3, 2004. The current general partner of Lightrays is Robert Buie, a member of our board of directors and one of our stockholders.

     Our “NightHunter” and “Xenonics” trademarks have been registered with the United States Patent and Trademark Office.

Research and Development

     We maintain an engineering, research and development program for the development and introduction of new products and accessories and for the development of enhancements and improvements to our existing products. In addition, we collaborate closely with certain of our largest customers in the design and improvement of our products to suit their respective needs. As such, we consider our research and development program to be an important element of our business, operations and future success.

     Our research and development efforts currently are focused on (i) improving our current product line, (ii) designing and developing product line extensions that employ our proprietary illumination and electronics platforms, and (iii) designing and developing new products complementary to our existing products. We maintain an active research and development program at our facilities in Carlsbad, California, and as needed we retain outside consultants who can provide any necessary additional engineering or technological expertise. In addition, our relationship with PerkinElmer provides us with the resources and know-how of a multi-billion dollar manufacturing company. Under terms of our exclusive agreement, any intellectual property relating to new products or improvements to our existing products that result from our relationship will belong to us. We also regularly work with our outside vendors and manufacturers to improve product performance and manufacturability, and to reduce manufacturing costs.

     During the fiscal year ended September 30, 2004 and the nine-month transition period ended September 30, 2003, we spent $248,000 and $237,000, respectively, on engineering, research and development.

Employees

     As of February 28, 2005, we employed 16 persons. There are three members in our executive management team, five persons employed in operations, two persons in engineering and six persons involved in sales and administrative support. We are not a party to any collective bargaining agreements.

Seasonality

     During our limited operating history, we have experienced stronger sales in the second and third fiscal quarters (January through June) compared to sales during the first and fourth quarters (July through December). We believe that this seasonal pattern of sales primarily reflects the customary timing of purchases by our military customers. We expect that the seasonal pattern of revenue generation may change if our plans to enter additional, non-governmental market segments are successful.

Corporate Information and Property

     Our principal operations and executive offices are located at 2236 Rutherford Road, Suite 123, Carlsbad, California 92008, and our telephone number is (760) 438-4004. The facility consists of approximately 9,200 square feet of leased office, warehouse and manufacturing space in Carlsbad, California. The lease on this facility expires in the year 2008. We also maintain a web site at www.xenonics.com. The information on our web site is not, and you must not consider such information to be, a part of this prospectus.

Legal Proceedings

     On July 2, 2004, we filed a complaint for cancellation of a stock certificate and rescission of a contract against Gregory Jigamian, a former officer, director and consultant, and Viking Engineering Industries, Inc., a company purportedly owned by Mr. Jigamian, in the Superior Court of California, County of San Diego. The suit alleges a failure to perform contractual obligations under a written contract to provide lighting equipment valued at $250,000 to our subsidiary, Xenonics, Inc., in exchange for 250,000 shares of Xenonics, Inc.’s common stock. We allege that the stock certificate is void or voidable. In our complaint, we requested that the 250,000 shares be declared void or the defendants be ordered to pay us $1,250,000 or the current value of the 250,000 shares of our common stock plus interest at the rate of 10% per year. We have also asked the court to award us costs of the lawsuit. The foregoing 250,000 shares are currently treated as outstanding shares for all purposes, including our financial statements.

     An answer to our complaint was filed on August 11, 2004 in which the defendants denied our allegations, and asserted a number of affirmative defenses. On the same day, a cross complaint was also filed against us and our subsidiary, Xenonics, Inc. The cross complaint asks the court to (i) rescind the assignment of the NightHunterII patent application that one of the defendants assigned to us in November 2003, (ii) declare that one of the defendants is the sole owner of the NightHunterII patent application and that he is the inventor of an unrelated xenon illumination and television camera system, (iii) enjoin us from further exploitation of the NightHunterII and the xenon illumination and television camera system, and (iv) account for all profits that we have earned on the NightHunterII from November 25, 2003. The defendant alleges that we have not provided the agreed upon consideration for assignment of the NightHunterII patent application, and that we have not recognized the defendant as the inventor of the xenon illumination and television camera system. This matter is in the discovery stage and at the present time we cannot reasonably assess the ultimate outcome.

     We are occasionally subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of pending disputes, and we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

MANAGEMENT

Executive Officers and Directors

     The following table sets forth the name, age and position held by each of our executive officers and directors as of February 28, 2005. Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.

Name	Age	Position
Alan P. Magerman(1)	69	Chairman, Chief Executive Officer and Director

Jeffrey P. Kennedy	51	President, Chief Operating Officer and Director

Donna G. Lee	46	Chief Financial Officer, Secretary and Treasurer

Robert Buie(2) (3) (4)	62	Director

Michael L. Magerman(1)	42	Director

Richard J. Naughton(2) (3) (4)	58	Director

Dr. Eli Shapiro	82	Director

(1)	Alan P. Magerman is the father of Michael L. Magerman.

(2)	Member of the nominating and corporate governance committee. Mr. Naughton is the Chairman of the committee.

(3)	Member of our audit committee. Mr. Naughton is the Acting Chairman of the committee.

(4)	Member of compensation committee.

Business Experience and Directorships

     Alan P. Magerman. Mr. Magerman founded Xenonics, Inc. in November 1996, and has been its Chairman of the Board and Chief Executive Officer since that time. Mr. Magerman has been Chairman of the Board and Chief Executive Officer of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Prior to founding Xenonics, Mr. Magerman was a founder and former chairman of Odyssey Sports, Inc., a privately held company engaged in the development and distribution of golf clubs from 1990 through 1995. Mr. Magerman was a consultant and director of NTN Communications, Inc., (NTN), a publicly held broadcasting and cable television company from 1984 through 1997.

     Jeffrey P. Kennedy. Mr. Kennedy has been a director and the President and Chief Operating Officer of Xenonics, Inc. since June 1997. Mr. Kennedy has held the same positions with Xenonics

Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Prior to joining Xenonics, Inc., Mr. Kennedy was a General Manager of the Mobile Chemical Plastics Division at Mobil Corporation. He was educated at the University of Maine, receiving a BS degree in chemistry and an MS degree in chemical engineering.

     Donna G. Lee. Ms. Lee joined Xenonics, Inc. in November 2003 and has been our Chief Financial Officer, Secretary and Treasurer since December 2003. Previously, she held the position of Director of Finance for International Lottery & Totalizator Systems, Inc., a publicly traded company, from July 2000 through November 2003. Ms. Lee’s previous experience also included positions with Vulcan Materials Company and The Dial Corp from 1983 to July 2000. Ms. Lee graduated from Arizona State University with a BS in Accounting and an MBA. She received her CPA certificate in the state of Arizona.

     Robert Buie. Mr. Buie became a director of Xenonics, Inc. in December 1998, and has been a director of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Mr. Buie founded the Buie Group of Companies, a Southern California residential developer in 1983 and currently still serves as its president. From 1971 to 1983, he was a senior officer of Avco Communities, a major publicly traded homebuilder. Mr. Buie holds an MBA from Harvard University and a Civil Engineering degree from Virginia Polytechnic Institute.

     Michael L. Magerman. Mr. Magerman became a director of Xenonics, Inc. in June 1997 and has been a director of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Mr. Magerman is currently the Chief Executive Officer of Quickie Manufacturing Corporation, the leading manufacturer of cleaning tools in North America. He is also a Senior Director of Centre Partners Management, LLC, a private equity investment firm. Mr. Magerman serves on many of the boards of the companies that Centre Partners represents. Mr. Magerman also serves as a director of Autoland, Inc., a Los Angeles-based provider of auto buying services, Bravo Sports, a manufacturer and marketer of Gen-Y sporting goods accessories, and is on the board of American Seafoods, which operates the largest fleet of catcher-processor vessels in the United States. From 1995 to 1997 he served as President and Chief Executive Officer of Tommy Armour Golf, a division of U.S. Industries. He also served as President and Chief Executive Officer of Odyssey Sports, a business he co-founded in 1990. Mr. Magerman serves on the board of Bryant Park Capital, Inc., an investment banking firm. Mr. Magerman graduated from UCLA in 1984 with a B.A. in Political Science and received an MBA from University of San Diego in 1992. Mr. Magerman’s father is Alan P. Magerman.

     Richard J. Naughton. Vice Admiral Richard J. Naughton became a director of Xenonics Holdings, Inc. in May 2004. He spent 35 years in the Navy, with over 15 years in senior and command positions. Vice Admiral Naughton is currently working as a consultant to the defense and transportation industry. He is also an executive vice president of APARIQ Inc, an engineering services company based in Maryland, a position he has held since March, 2004. Mr. Naughton also is a member of the advisory board of Broadware Technologies, Inc. (a platform provider for networked audio and video information). The Vice Admiral received his BS from the US Naval Academy in 1968, his masters degree in Aeronautical Engineering from the Naval Postgraduate School in 1973 and his Aeronautical Engineer Degree from the Naval Postgraduate School in 1974. In 1993, he graduated from the Industrial College of the Armed Forces.

     Dr. Eli Shapiro. Dr. Shapiro became a director of Xenonics, Inc. in June 1997 and has been a director of Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. He founded NuVision, Inc. in 1951, which was a retail optical company in the United States. That company was sold in June 1997. He served as NuVision’s Chief Executive Officer and Chairman until that company was sold. Dr. Shapiro received his Doctor of Optometry degree from the Southern College of Optometry.

Key Employees

     Stephen L. Maddox. Mr. Maddox has been the Vice President of Business Development of Xenonics, Inc. since October 2000 and has held that position with Xenonics Holdings, Inc. since the acquisition of Xenonics, Inc. in July 2003. Before joining us, he held a variety of key positions with large defense contractors, including with GTE Government Systems from 1986 through 1997 and TRW from 1997 and 2000. He has a Bachelor of Science degree from the US Military Academy, West Point, New York, and a Master of Science degree from the Naval Postgraduate School, Monterey, California. After teaching mathematics at West Point, he left the military for the private sector in 1986.

     Gary Palmer. Mr. Palmer, our Director of Engineering and Development, joined our company in August 2004. From 2001 until he joined our company, Mr. Palmer was a principal in Sidewinder Tactical Systems, focusing on development of thermal detectors. Mr. Palmer was employed by ITT Night Vision, a manufacturer of high-performance night vision equipment for the U.S. military and the military of other U.S. approved nations, from 1993 to 2001. During his employment with ITT Night Vision, Mr. Palmer held various positions, including Product Development Manager, Senior Principal Systems Engineer, and Project Engineer of the ITT Electro Optical Products Division of that company.

     Richard L. Hall. Mr. Hall, Director of Commercial Sales and Marketing, joined the company in October 2004. From 1994 to 2004, Mr. Hall was Sales Manager for Commercial Products at ITT Industries Night Vision. He was responsible for the law enforcement, commercial and recreational marine, and outdoor sport markets. Prior to ITT, Mr. Hall’s focus was in the recreational marine industry. He is a graduate of the US Army Military Police School.

Committees of the Board of Directors

     Our board of directors has established a standing audit committee, compensation committee, and nominating and governance committee, each member of which is “independent” under the independence standards of both the Nasdaq Stock Market and the SEC.

     Audit Committee

     The audit committee assists the board of directors in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and reports;

•	the independent auditors’ qualifications and independence; and

•	the performance of our internal audit function and independent auditors.

     The audit committee appoints the outside auditors, reviews with the outside auditors the plans and results of the audit engagement, approves permitted non-audit services provided by our independent auditors and reviews the independence of the auditors. A copy of the audit committee’s charter is available on our website at www.xenonics.com.

     Compensation Committee

     The compensation committee is authorized to review and make recommendations to the full board of directors relating to the annual salaries and bonuses of our officers and to determine in its sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock option plans. The committee also is authorized to interpret our stock plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans. A copy of the compensation committee’s charter is available on our website.

     Nominating and Governance Committee

     The nominating and governance committee assists our board of directors in discharging its duties relating to corporate governance and the compensation and evaluation of the board. The purpose of the committee is to (1) identify individuals who are qualified to become members of the board, consistent with criteria approved by the board, (2) select, or recommend for the board’s selection, the director nominees for each annual meeting of stockholders, (3) develop and recommend to the board a set of corporate governance principles applicable to Xenonics, (4) oversee the annual evaluation of the board and management, and (5) perform such other actions within the scope of the committee’s charter as the committee deems necessary or advisable. A copy of the nominating and governance committee’s Charter is available our website.

Compensation of Directors

     Previously, our directors did not receive any compensation for their services. However, in May 2004, Richard J. Naughton and Richard M. Rodstein joined our board and we agreed to compensate each of Messrs. Naughton and Rodstein for their services as members of our board of directors and members of certain committees as follows: (i) we issued to each of Mr. Naughton and Mr. Rodstein stock options to purchase 15,000 shares of our common stock at an exercise price of $5.75 per share; (ii) we agreed to issue to each of Mr. Naughton and Mr. Rodstein additional options to purchase 5,000 shares of our common stock on each anniversary of their appointment to the board, which options will have an exercise price equal to the market price of our stock on that day; and (iii) we agreed to pay each director $5,000 as an annual director’s fee, $500 for each committee meeting that they attend (if such committee meeting is not held in conjunction with a board meeting), and $1,000 for each meeting of the Board of Directors that they attend. In addition, the Chairman of the Audit Committee will receive an annual fee of $10,000, the Chairman of the Compensation Committee will receive an annual fee of $5,000, and the Chairman of the Nominating and Governance Committee will receive an annual fee of $5,000. Other than the foregoing compensation payable to Mr. Naughton and Mr. Rodstein, we do not compensate our directors for their services. Mr. Rodstein did not seek re-election at our annual meeting held on February 25, 2005 and accordingly, his service as a director ended on that date.

Code of Ethics

     We have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller. A copy of the code is available on our website at www.xenonics.com.

Executive Compensation

     The following table sets forth the compensation for services rendered to us (including our subsidiary, Xenonics, Inc.) by our Chief Executive Officer and the other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for the fiscal year ended September 30, 2004, the twelve-month period ended September 30, 2003 and for the fiscal year ended December 31, 2002. Prior to the acquisition of Xenonics, Inc., Xenonics Holdings, Inc. (then known as Digital Home Theater Systems, Inc.) did not pay any compensation to its sole officer and director. Accordingly, no information is set forth for the former Chief Executive Officer of Xenonics Holdings, Inc. (then known as Digital Home Theater Systems, Inc.)

Summary Compensation Table

							Long-Term
	Annual Compensation						Compensation Awards
									Securities
Name and						Other Annual	Stock		Underlying
Principal Position	Year		Salary	Bonus		Compensation	Awards		Options/SARs
Alan P. Magerman	2004		$183,000	$150,000	(3)	—	—		—
Chief Executive Officer,	2003	(1)	$159,000	—		—	104,742	(4)	150,000	(5)
Chairman of the Board	2002		$96,000	—		—	—		—

Jeffery P. Kennedy	2004		$183,000	$125,000	(3)	—	—		—
Chief Operating Officer,	2003	(1)	$159,000	—		—	104,742	(4)	50,000	(5)
President	2002		$96,000	—		—	—		—

Donna G. Lee	2004	(2)	$83,000	$20,000		—	—		20,000	(6)
Chief Financial	2003		—	—		—	—		—
Officer	2002		—	—		—	—		—

(1)	Xenonics, Inc. changed its fiscal year end from December 31 to September 30 in July 2003. Accordingly, the information provided for 2003 represents compensation paid during the twelve months ended September 30, 2003, and therefore overlaps with the information provided for 2002.

(2)	Ms. Lee started employment with us on November 17, 2003. Accordingly, information for the 2004 fiscal year represents ten and one-half months of salary.

(3)	The bonus amount includes $50,000 for both Mr. Magerman and Mr. Kennedy that was paid in the 2004 fiscal year but which related to services performed in the prior year.

(4)	These shares were valued at $0.75 per share and were issued in lieu of a cash bonus.

(5)	These options have an exercise price of $0.875 per share.

(6)	These options have an exercise price of $2.85 per share.

Stock Option Grants in the Last Fiscal Year

     The following table contains information concerning grants by us of stock options during the twelve-month period ended September 30, 2004 with respect to the named executive officers. We did not grant any stock appreciation rights.

Option Grants in Last Fiscal Year

Individual Grants
	Number of		% of Total
	Shares		Options		Market
	Underlying		Granted to		Price on
	Options		Employees	Exercise	Date of	Expiration
Name	Granted		In Fiscal Year	Price	Grant(1)	Date
Alan P. Magerman	—		—	—	—	—
Jeffery P. Kennedy	—		—	—	—	—
Donna G. Lee	20,000	(2)	16.0%	$2.85	$2.85	10/31/2008

(1)	All of the options listed in this table were granted on October 31, 2003. The Pink Sheets quoted a “last sale price” of $2.85 on October 31, 2003.

(2)	Ms. Lee’s option vests and becomes exercisable in three equal annual installments beginning on October 31, 2003.

Aggregate Options

     The following table contains information concerning each exercise of stock options during the twelve-month period ended September 30, 2004 by each of the named executive officers and the fiscal year-end value of unexercised options. We have not granted any stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised In-
	Shares		Options at FY-End	the-Money Options at
	Acquired		Exercisable/	FY-End Exercisable/
Name	on Exercise	Value Realized	Unexercisable	Unexercisable(1)
Alan P. Magerman	—	—	350,000/50,000	$1,337,500/$168,750
Jeffery P. Kennedy	—	—	390,000/50,000	$1,497,500/$168,750
Donna G. Lee	—	—	6,600/13,400	$9,240/$18,760

(1)	The value of unexercised in-the-money options (whether exercisable or unexercisable) represents the excess of the market value of our common stock on September 30, 2004, based on the last reported sales price on that day of $4.25 per share as reported on the OTC Bulletin Board, over the exercise price of the options.

Employment Agreements

     Alan P. Magerman and Jeffrey P. Kennedy are our only employees who have employment agreements. Under his employment agreement, Mr. Magerman is to serve as the Chief Executive Officer of Xenonics, Inc., and Mr. Kennedy is to serve as President and Chief Operating Officer of Xenonics, Inc. Both employment agreements were entered into by Xenonics, Inc. as of January 1, 2003 and, except as set forth below, are substantially identical. Neither employment agreement has a fixed term or expiration date. Instead, Mr. Magerman’s agreement will continue until 24 months after either he or Xenonics, Inc.

gives the other notice of termination. Likewise, Mr. Kennedy’s agreement will continue until 12 months after either he or Xenonics gives the other notice of termination. Both agreements provide for base compensation of $180,000 per year, to be adjusted annually according to the Consumer Price Index. In addition, if either Mr. Magerman or Mr. Kennedy is terminated for any reason other than for cause, the agreements require that they must be paid the remaining balances due to them under the agreements as liquidated damages. Although the foregoing employment agreements were entered into with Xenonics, Inc. and not Xenonics Holdings, Inc., Mr. Magerman and Mr. Kennedy are currently also providing the services required by those employment agreements to Xenonics Holdings, Inc. without additional compensation.

Keyman Life Insurance

     We do not currently maintain life insurance covering the death of any officer, director or key employee.

Family Relationships

     Michael L. Magerman is the son of Alan P. Magerman, our Chief Executive Officer and Chairman of our Board of Directors.

Stock Incentive Plans

     2003 Stock Option Plan

     In 2003, we adopted a stock option plan pursuant to which the board of directors has the authority to grant options to purchase up to a total of 1,500,000 shares of our common stock to our directors, officers, consultants and employees. Awards under the 2003 plan may be either non-qualified options or options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. As of February 28, 2005, 1,475,000 shares of our common stock are subject to issuance upon the exercise of outstanding options awarded under the 2003 plan, and no shares of common stock are available for issuance pursuant to new awards under the 2003 plan.

     The exercise price of options granted under the 2003 plan may not be less than 100% of the fair market value of the common stock on the day of grant. If options are granted to a person who controls more than 10% of our stock, then the exercise price may not be less than 110% of the fair market value on the day of the grant. The purchase price and method of exercise of each nonqualified option granted to officers and other key employees will be determined by the board of directors. The purchase price is payable in full by cash. However, the board of directors may accept payment of the purchase price by the delivery of shares already owned by the option holder, by the option holder’s interest-bearing promissory note, by a so-called cashless exercise as permitted by law, or by any combination of the preceding methods of payments.

     Options granted under the 2003 plan become exercisable and will expire on such dates as determined by the board of directors; provided, however, that no option term may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of our capital stock as of the date of grant. After options become exercisable, they may be exercised at any time or from time to time as to any part of the option.

     Options are not transferable except by will or by the laws of descent and distribution. All rights to exercise options terminate 90 days after the date an option holder ceases to be an employee for any reason other than death or disability.

     2004 Stock Incentive Plan

     On December 7, 2004, our board of directors adopted a 2004 stock incentive plan. Our stockholders approved the plan at our annual meeting on February 25, 2005.

     The plan authorizes the granting of the following types of awards to persons who are employees, officers or directors of Xenonics Holdings, Inc. or our subsidiaries or who are consultants or advisers to such entities:

•	“incentive stock options” that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and the regulations thereunder;

•	“non-qualified stock options” that are not intended to be incentive options; and

•	shares of common stock that are subject to specified restrictions.

     Subject to the adjustment provisions of the 2004 plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 1,500,000 shares of common stock may be issued under the 2004 plan and no person may be granted awards under the 2004 plan during any twelve-month period that cover more than 300,000 shares of common stock.

     The 2004 plan will be administered by our compensation committee, although the board of directors has the authority under the 2004 plan to elect to administer all or selected portions of the plan. The compensation committee is responsible for selecting the officers, employees, directors, consultants and advisers who will receive options and restricted stock. Subject to the requirements imposed by the plan, the compensation committee is also responsible for determining the terms and conditions of each option award, including the number of shares subject to the option, the exercise price, expiration date and vesting period of the option and whether the option is an incentive stock option or a non-qualified stock option. Subject to the requirements imposed by the plan, the compensation committee is also responsible for determining the terms and conditions of each restricted stock grant, including the number of shares granted, the purchase price (if any) and the vesting, transfer and other restrictions imposed on the stock.

     Under current law, only officers and other employees are entitled to receive incentive stock options. The exercise price for an incentive stock option may not be less than 100% of the fair market value of the common stock on the date of the grant of the option. With respect to an option holder who owns stock possessing more than 10% of the total voting power of all classes of our stock, the exercise price for an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of the grant of the option. The 2004 plan does not specify a minimum exercise price for non-qualified stock options or restricted stock.

     Unless otherwise determined by the compensation committee, options granted under the 2004 plan generally are not transferable except by will or the laws of descent and distribution. Except as otherwise provided in the option agreement, an option ceases to be exercisable 90 days after the termination of the option holder’s employment with us.

     The purchase price of common stock acquired under the 2004 plan is payable by cash or check. In addition, the compensation committee has discretion to accept the following types of payment for the stock:

•	a secured or unsecured promissory note, provided that this method of payment is not available to a participant who is a director or an executive officer;

•	shares of our common stock already owned by the option or restricted stock holder as long as the surrendered shares have a fair market value that is equal to the acquired stock and have been owned by the participant for at least six months; and

•	a “cashless” option exercise in accordance with applicable regulations of the SEC and the Federal Reserve Board.

     Except as otherwise determined by the compensation committee, in the event of a “corporate transaction,” all previously unexercised options will terminate immediately prior to the consummation of the corporate transaction and all restricted stock will be forfeited immediately prior to the consummation of the corporate transaction. The compensation committee, in its discretion, may permit exercise of any options prior to their termination, even if the options would not otherwise have been exercisable, or provide that outstanding options will be assumed or an equivalent option substituted by a successor corporation. The compensation committee may also provide that outstanding options will be cancelled in exchange for an amount of cash equal to the excess of the fair market value of the common stock underlying the options over the exercise price of the options. The compensation committee, in its discretion, may remove any restrictions as to any restricted stock or provide that all outstanding restricted stock will participate in the corporate transaction with an equivalent stock substituted by the successor corporation subject to the restrictions.

     In general, a “corporate transaction” means:

•	our liquidation or dissolution;

•	our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation;

•	a sale of all or substantially all of our assets; or

•	a purchase or other acquisition of beneficial ownership of more than 50% of our outstanding capital stock by one person or more than one person acting in concert.

     The board of directors may at any time amend, discontinue or terminate the 2004 plan. With specified exceptions, no amendment, suspension or termination of the plan may adversely affect outstanding options or the terms that are applicable to outstanding restricted stock. No amendment or suspension of the 2004 plan requires stockholder approval unless such approval is required under applicable law or under the rules of any stock exchange or Nasdaq market on which our stock is traded. Unless terminated earlier by the board of directors, the 2004 plan will terminate automatically on December 7, 2014, which is the tenth anniversary of the date of the plan’s adoption by the board.

Indemnification of Officers and Directors

     Our articles of incorporation provide that no officer or director shall be personally liable to us or our stockholders for monetary damages except as provided pursuant to the Nevada Revised Statutes. Our bylaws and articles of incorporation also provide that we will indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and that we will reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada Revised Statutes. The rights accruing to any person under our bylaws and articles of incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and articles of incorporation.

     We have also entered into indemnification agreements with all of our directors and with our Chief Executive Officer, our President and Chief Operating Officer, and our Chief Financial Officer. Under the indemnification agreements, we are obligated to indemnify these persons against any and all expenses (including attorneys’ fees), judgments, damages, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any action, suit or proceeding (subject to certain limited exceptions), whether civil, criminal, administrative or investigative (including an action by us or in our name against such persons) to which those officers and directors are made a party as a result of the fact that the indemnitee was a director, officer, employee or agent of this company. In addition, we have agreed to pay such costs or expenses as they are incurred and in advance of the final disposition of the action.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RELATED PARTY TRANSACTIONS

     Prior to the closing of the acquisition of Xenonics, Inc., Lynn Dixon owned 11,000,000 (or 95%) of the issued and outstanding common stock of Xenonics Holdings, Inc. and, therefore, was an affiliate of that company. In connection with our acquisition of Xenonics, Inc., Mr. Dixon cancelled 9,026,400 of those shares for no consideration. As a result, Mr. Dixon’s shareholdings immediately after the acquisition of Xenonics, Inc. were reduced to 1,973,600 shares of our common stock. We have been advised Mr. Dixon was the beneficial owner of only 19,863 shares as of December 31, 2004.

     In October 2001, we borrowed $500,000 to use as working capital from Dr. Eli Shapiro, a director and stockholder of this company. Dr. Shapiro obtained these funds through a loan from a bank, which loan we guaranteed. We made our loan payments directly to the bank. The interest rate on the loan was 7.5% from October 2001 through October 2002, was renewed at 6.25% through October 2003, and was renewed again at a reduced principal rate of $400,000 and an interest rate of 5.5% through October 2004. The loan was repaid and closed in March 2004 and the lien on our assets was released. In July 2001, we also borrowed an additional $184,000 from Dr. Shapiro at an interest rate of 10% per annum. This $184,000 unsecured loan was fully repaid in March 2004.

     In February 2003, we borrowed $250,000 from a stockholder, Theodore Aroney, in the form of a convertible note, secured by substantially all of our assets, with an interest rate of 6% per annum, due on demand or in the event that we completed a private placement of our common stock. The promissory note was convertible at $0.50 per share. In March 2004, the full principal amount and all accrued interest on this loan were converted into 533,726 shares of our common stock.

     In March 1997 we entered into a license agreement with Lightrays, Ltd. pursuant to which we received a license to a patent and to certain related intellectual property. In consideration for the license, we issued 100,000 shares of common stock to Lightrays and agreed to pay Lightrays up to $3,967,000 (which amount would be paid based on future gross profits and sales). Subsequent to the agreement, we initiated a lawsuit against the former general partner of Lightrays, Ltd. In April 1998 we amended the license agreement and reduced the amount of the future payment to $400,000 and issued an additional 150,000 shares of our common stock to Lightrays. In addition, in connection with the amendment of the license agreement, we dismissed Lightrays from the lawsuit. The $400,000 payment is to be made from 50% of our after-tax earnings until the aggregate amount of such payments equals $400,000. We also owned a 10% interest in Lightrays. In August 2004, we entered into a term sheet with Lightrays pursuant to which we agreed (a) to issue to Lightrays 97,000 shares of our common stock, and (b) to transfer to

Lightrays the 10% limited partnership interest we owned in that partnership. In that term sheet, Lightrays agreed (i) to accept the 97,000 shares and the 10% interest as payment in full for all obligations we may owe Lightrays, including the $400,000 cash payment, and (ii) to assign and transfer the Lightrays patent and related intellectual property to us. This transaction was completed on December 3, 2004. The current general partner of Lightrays is Robert Buie, a member of our board of directors and one of our stockholders.

     In March 2004, we engaged Bryant Park Capital, Inc. (“BPC”) as our exclusive financial advisor in connection with possible capital raising transactions. We also engaged BPC to provide financial advisory services, if requested by us, in connection with any merger and acquisition transactions or any strategic alliances we may enter into. The principal of BPC is Joel Magerman, a son of Alan P. Magerman (our Chairman of the Board and Chief Executive Officer) and brother of Michael Magerman (a director of Xenonics Holdings, Inc.).

     Under the engagement letter, as amended to date, we issued to BPC 20,000 shares of our common stock, valued at $2.50 per share, as an initial engagement fee and agreed to pay BPC $10,000 per month during the term of the agreement. In addition, we will be obligated to pay BPC various success fees depending on future transactions. In the event that we engage in a merger or acquisition transaction and BPC provides advisory services to us at our request, we have agreed to pay BPC a fee equal to 2.5% of the consideration paid in the merger or acquisition transaction. Finally, if we enter into a strategic alliance with a party introduced by BPC to us during the term of our agreement with BPC, or during the 18 months after the termination of BPC’s engagement, we have agreed to pay BPC a cash fee equal to 2.5% of the value of the strategic alliance transaction. The agreement with BPC was terminated at the end of January 2005.

     In April 2004, we paid BPC a fee for acting as a placement agent in connection with the sale of $850,000 of our common stock to two institutional investors. The fee was partially offset by prior payments for other services. In total, for fiscal year ended September 30, 2004, BPC was paid $126,000 plus 20,000 shares of common stock.

     On January 28, 2005, we sold 500,000 shares of our common stock at $5.00 per share in a private placement that is described in “Prospectus Summary – Recent Event – Sale of Shares.” We retained BPC to act as one of our two placement agents in the transaction. We paid BPC a cash fee of $50,000 and issued to BPC warrants to purchase 10,000 shares of our common stock at an exercise price of $5.50 per share.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2005 by (i) each person who is known by us to own beneficially more than five percent of our outstanding common stock, (ii) each of our directors, (iii) the executive officers listed above in the Summary Compensation Table, and (iv) all executive officers and directors of a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group had the right to acquire on or within 60 days after February 28, 2005 pursuant to the exercise of vested and exercisable options or warrants, but such shares are not deemed to be outstanding for purposes of computing the ownership percentage of any other person or group. References to options or warrants in the footnotes to the table below include only options or warrants to purchase shares that were exercisable on or within 60 days after February 28, 2005.

	Number of Shares	Percentage of Shares
Name & Address of Beneficial Owner(1)	Beneficially Owned (2)	Beneficially Owned
Selig Zises(3) 767 Third Avenue New York, NY 10017	2,737,950	17.83%

Theodore Aroney(4) 7220 Arenal Lane Carlsbad, CA 92009	1,091,122	7.19%

Eli Shapiro(5)	735,478	4.90%

Alan P. Magerman(6)	1,003,258	6.51%

Alan Cohen 934 Closter Dock Road Alpine NJ, 07620	890,850	5.99%

Jeffrey P. Kennedy(7)	718,971	4.73%

Robert F. Buie(8) 11260 El Camino San Diego, CA 92130	497,384	3.33%

Michael L. Magerman(9)	141,583	0.95%

Donna G. Lee(10)	13,334	0.09%

Richard J. Naughton	-0-	—

All executive officers and directors as a group (7 persons) (11)	3,110,008	19.41%

(1)	Except as otherwise indicated, the address of each stockholder is c/o Xenonics Holding, Inc., 2236 Rutherford, Suite 123, Carlsbad, California, 92008.

(2)	The number of shares of common stock issued and outstanding on February 28, 2005 was 14,864,878 shares. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

(3)	Selig Zises’ shareholdings include 1,366,627 shares held by the Selig Zises IRA Delaware Charter Trust; 752,923 shares held by Lynn Zises; 4,400 shares held by Joan Nielsen; 8,800 shares held by each of Ellyn Bank, Jay Zises, Justin Zises, Meryl Zises, Nancy Zises and Samantha Zises; and 13,200 shares held by Lara Zises. In addition, Mr. Zises controls warrants for the purchase of an additional 493,000 shares.

(4)	Includes (i) 35,000 shares owned by Theodore Aroney TTEE FBO, (ii) 643,122 shares owned by the Theodore Aroney Revocable Trust DTD 11/8/94, and (iii) warrants to purchase 310,000 shares.

(5)	Includes 33,333 shares that Eli Shapiro, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 122,500 shares that he has the right to acquire pursuant to warrants. Mr. Shapiro’s shareholdings also include 405,445 shares held by the Eli Shapiro Rev Trust UA Dated 05/27/93; 69,600 shares held by the Brad & Kathy Shapiro Rev Trust UA Dated 07/26/95; 35,000 shares held by Leslie Raven Trust UA Dated 9/25/03; and 69,600 shares held by the Jan Albert Trust UA Dated 9/25/03.

(6)	Includes 350,000 shares that Alan Magerman, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 202,500 shares that he has the right to acquire pursuant to warrants. Mr. Magerman’s shareholdings also include 160,000 shares owned by his wife, Phyllis Magerman.

(7)	Includes 245,000 shares that Jeffrey Kennedy, a director and officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 100,000 shares that he has the right to acquire pursuant to warrants.

(8)	Includes 33,333 shares that Robert Buie, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options and 25,000 shares that he has the right to acquire pursuant to warrants.

(9)	Includes 33,333 shares that Michael Magerman, a director of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(10)	Includes 13,333 shares that Donna Lee, an officer of Xenonics Holdings, Inc., has the right to acquire pursuant to stock options.

(11)	Includes 1,158,333 shares that our executive officers and directors have the right to acquire pursuant to stock options and warrants.

SELLING STOCKHOLDERS

     The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the OTC Bulletin Board or any other market on which our common stock may subsequently be listed.

     The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. See “Plan of Distribution.” The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

     The following table sets forth the beneficial ownership of the selling stockholders as of February 28, 2005.

Beneficial Ownership				Beneficial Ownership
Before Offering(1)				After Offering(1)
	Number of		Number of Shares	Number of
Selling stockholder	Shares	Percent	Being Offered	Shares	Percent
Theodore Aroney(2)	1,091,222	7.19	310,000	781,222	5.15
Gary Blum(2)	12,500	*	12,500	-0-	—
Bryant Park Capital, Inc. (2) (3)	20,600	*	4,000	16,600	*
BTG Investments, LLC(4)	80,000	*	80,000	-0-	—
The Anthony and Phyllis Coelho Trust(2)	150,000	1.00	150,000	-0-	—
Cordillera Fund, L.P.(5)	100,000	*	100,000	-0-	—
Cranshire Capital, L.P.(6)	50,400	*	50,400	-0-	—
Sabin Danziger(2)	5,000	*	5,000	-0-	—
Martha Fuller(2)	59,391	*	25,000	34,391	*
FNB, Special Opportunities(7)	60,000	*	60,000	-0-	—
FNB, Growth(8)	60,000	*	60,000	-0-	—
HFR HE Micro/Small Cap Master Trust(9)	56,400	*	56,400	-0-	—
Zuhair Hirmez(2)	35,000	*	35,000	-0-	—
JLB Investment Company(2) (10)	34,440	*	25,000	9,440	*
Jeffrey P. Kennedy(2)	718,971	4.73	100,000	618,971	4.07
Jack Leonard(2)	88,946	*	50,000	38,946	*

Beneficial Ownership				Beneficial Ownership
Before Offering(1)				After Offering(1)
	Number of		Number of Shares	Number of
Selling stockholder	Shares	Percent	Being Offered	Shares	Percent
John P. Mack	100,000	*	100,000	-0-	*
Alan P. Magerman(2)	1,003,258	6.51	202,500	800,758	5.19
Joel Magerman(2)	93,000	*	5,000	88,000	*
Richard Messinger(2)	24,638	*	6,000	18,638	*
MicroCapital Fund LP(11)	130,000	*	130,000	-0-	—
MicroCapital Fund Ltd.(12)	70,000	*	70,000	-0-	—
Mizrahi, Volfi(2)	1,000	*	1,000	-0-	—
Neil G. Berkman Associates(2) (13)	25,000	*	25,000	-0-	—
Nite Capital, L.P.(14)	40,000	*	40,000	-0-	—
Omicron Master Trust(15)	50,400	*	50,400	-0-	—
Don Michael Petullo(2)	5,000	*	5,000	-0-	—
Real Path, Inc. (2) (16)	100,000	*	100,000	-0-	—
Roth Capital Partners, LLC(2) (17)	40,000	*	40,000	-0-	—
Sterling Equity Offshore Fund, Ltd.(18)	45,960	*	45,960	-0-	—
Sterling Equity Partners, L.P.(19)	52,080	*	52,080	-0-	—
Sterling Johnston Capital Management, L.P.(20)	25,560	*	25,560	-0-	—

*	Less than 1.0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days after January 31, 2005, are deemed to be outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(2)	Consists of shares issuable upon the exercise of currently exercisable warrants to purchase shares of common stock.

(3)	Joel Magerman, Sam Schwartz, Christopher Wilson and John Jellinek have voting and investment control of the securities held by Bryant Park Capital, Inc. Consists of shares issuable upon the exercise of currently exercisable warrants to purchase shares of common stock.

(4)	Gordon J. Roth has voting and investment control of the securities held by BTG Investments, LLC.

(5)	James P. Andrew or Stephen J. Carter has voting and investment control of the securities held by Corillera Fund, L.P.

(6)	Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P. has voting and investment control of the securities held by Cranshire Capital, L.P.

(7)	Russell Cleveland has voting and investment control of the securities held by Frost National Bank, FBO BFS US Special Opportunities Trust PLC.

(8)	Russell Cleveland has voting and investment control of the securities held by Frost National Bank, FBP Renaissance US Growth Investment Trust PLC.

(9)	Scott Johnston has share voting and investment control of the securities held by HFR HE Micro/Small Cap Master Trust.

(10)	Brad Jeffrey Shapiro has share voting and investment control of the securities held by JLB Investment Company. Consists of shares issuable upon the exercise of currently exercisable warrants to purchase shares of common stock.

(11)	Ian P. Ellis has share voting and investment control of the securities held by MicroCapital Fund LP.

(12)	Ian P. Ellis has share voting and investment control of the securities held by MicroCapital Fund Ltd.

(13)	Neil G. Berkman has share voting and investment control of the securities held by Neil G. Berkman Associates. Consists of shares issuable upon the exercise of currently exercisable warrants to purchase shares of common stock.

(14)	Keith Goodman has share voting and investment control of the securities held by Nite Capital, L.P.

(15)	Omicron Capital, L.P., a Delaware limited partnership (Omicron Capital), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (Omicron), Omicron Capital, Inc., a Delaware corporation (OCI), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (Winchester) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of the date of this prospectus , Mr. Oliver H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(16)	Suzanne M. Rupert has share voting and investment control of the securities held by Real Path, Inc. Consists of shares issuable upon the exercise of currently exercisable warrants to purchase shares of common stock.

(17)	Gordon J. Roth has share voting and investment control of the securities held by Roth Capital Partners, LLC. Consists of shares issuable upon the exercise of currently exercisable warrants to purchase shares of common stock.

(18)	Scott Johnston has share voting and investment control of the securities held by Sterling Equity Offshore Fund, Ltd.

(19)	Scott Johnston has share voting and investment control of the securities held by Sterling Equity Partners, L.P.

(20)	Scott Johnston has share voting and investment control of the securities held by Sterling Johnston Capital Management, L.P.

     Of the selling stockholders, the following had a material relationship with us or have held any officership or other position with us during the past three years:

     (i) Bryant Park Capital, Inc. (“BPC”) was engaged by us in March 2004 to provide financial advisory services and has received a total of $126,000 in cash and 20,000 shares of our common stock as fees under that agreement. The March 2004 agreement was terminated on January 31, 2005. On January 28, 2005, we sold 500,000 shares of our common stock at $5.00 per share in a private placement that is described in “Prospectus Summary – Recent Event – Sale of Shares.” We retained BPC to act as one of our two placement agents in the transaction. We paid BPC a cash fee of $50,000 and issued to BPC warrants to purchase 10,000 shares of our common stock at an exercise price of $5.50 per share. See “Related Party Transactions.”

     To our knowledge, no other selling stockholder or any of their affiliates has held any position or office with us, been employed by us, or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

PLAN OF DISTRIBUTION

     The shares that the selling stockholders are offering under this prospectus consist of outstanding shares of our common stock and shares issuable upon the exercise of outstanding warrants. We are registering the shares on behalf of the selling stockholders. The purpose of this prospectus is to permit the selling stockholders, if they desire, to dispose of some or all of their shares at such times and at such prices as each may choose. Whether sales of shares will be made, and the timing and amount of any sale made, is within the sole discretion of each selling stockholder.

     We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the shares of common stock over a public trading market, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers;

•	sell shares short themselves and redeliver the shares to close out their short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling stockholders may pay broker-dealers commissions, discounts or concessions for their services. The selling stockholders and any broker-dealers involved in the sale or resale of the shares of common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In addition, the broker-dealers’ commissions, discounts or concession may qualify as underwriters’ compensation under the Securities Act.

     In addition to selling their shares under this prospectus, the selling stockholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer.

     To comply with the securities laws of some states, if applicable, the shares may be sold in those states only through brokers or dealers. In addition, the shares may not be sold in some states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

     If necessary, the specific common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     The rules and regulations in Regulation M under the Exchange Act provide that during the period that any person is engaged in the distribution (as that term is defined in Regulation M) of our common stock, that person generally may not purchase common stock. The selling stockholders are subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. The foregoing may affect the marketability of our common stock.

DESCRIPTION OF CAPITAL STOCK

     We are presently authorized to issue 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. As of February 28, 2005, we had 14,864,878 shares of common stock issued and outstanding and no preferred stock issued and outstanding.

Common Stock

     The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from legally available funds. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities. Upon the liquidation or dissolution of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.

Preferred Stock

     Under our articles of incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Registration Rights

     In connection with our Xenonics, Inc. reorganization, we assumed outstanding warrants that had been previously issued by Xenonics, Inc. These warrants entitle the holders to purchase, in the aggregate, a total of 2,249,465 shares of our common stock. The form of warrant certificate that we issued to the former warrant holders of Xenonics, Inc. contains “piggyback” registration rights pursuant to which we have agreed to include the 2,249,465 shares of our common stock underlying those warrants in any registration statement that we file until July 2008. We are not, however, required to include the warrant shares in an underwritten public offering if the managing underwriter advises the company in writing that in its opinion the total amount of securities requested to be included in such registration exceeds the amount of securities which can be sold in such offering. If we are so advised by the managing underwriter, we are required to include in such registration: (i) first, all securities we propose to sell, and (ii) second, up to such amount of securities requested to be included in such registration by the holders of the warrants which, in the opinion of such managing underwriter, can be sold. We are including 1,026,000 shares of common stock underlying the above warrants in the registration statement of which this prospectus is part.

     On July 1, 2004 we issued a five-year warrant to purchase 25,000 shares of our common stock to our new financial public relations firm. The warrant provides that if a registration statement is filed to register any of our securities under the Securities Act, whether for our own account or on behalf of our selling stockholders, we will provide the holder of the warrant with at least 45 days prior written notice of such intention and, upon request from the holder, will cause the underlying shares issuable under that warrant designated by the holder to be registered. The foregoing registration obligation does not apply to a registration statement filed before July 1, 2005 to register the distribution of warrants and/or to register shares for selling stockholders. Notwithstanding the foregoing, if a registration is an underwritten public offering and the managing underwriter advises us in writing that in its opinion the total amount of securities requested to be included in such registration exceeds the amount of securities that can be sold in such offering, we agreed to include in such registration: (i) first, all securities that we propose to sell, and (ii) second, the number of shares up to the amount of shares requested to be included in the registration statement by the holders that in the opinion of the managing underwriter can be sold.

     On January 28, 2005, we and certain of our stockholders completed the sale of 820,800 shares of our common stock to institutional investors at a price of $5.00 per share, in a private placement that is described in “Prospectus Summary – Recent Event – Sale of Shares.” Of the 820,800 shares sold in the private placement, 500,000 shares were sold by us. In connection with the private placement, we entered into a registration rights agreement with the investors, dated January 17, 2005. This prospectus includes all of the 820,800 of the foregoing shares that we are obligated to register under the registration rights agreement. Also, Roth Capital Partners, LLC (“RCP”) and Bryant Park Capital, Inc. (“BPC”) acted as our placement agents in the private placement. We issued warrants to purchase 40,000 and 10,000 shares of common stock at an exercise price of $5.50 per share RCP and BPC, respectively. We are including 50,000 shares of common stock underlying the above warrants in the registration statement of which this prospectus is part.

     Pursuant to the terms of a warrant we issued to John Mack dated July 23, 2003, exercisable into 100,000 shares of our common stock at an exercise price of $0.825 per share, we granted this warrant holder “Piggyback Registration” rights entitling him to have the shares underlying such warrant to be registered by us if we register any of our securities under the Securities Act. This prospectus includes all of the foregoing shares that we are obligated to register under the piggyback registration rights of the warrant.

Transfer Agent

     Our transfer agent is Interwest Transfer Co., Inc., 1981 East 4800 South, Salt Lake City, Utah 84117, (801) 272-9294.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of significant amounts of our common stock in the public market, or the perception that those sales may occur, could adversely affect the market price of our common stock and impair our future ability to raise capital through the sale of our equity at a time and price that we deem appropriate.

Sale of Freely Tradable Shares, Restricted Shares and Shares Held by Affiliates

     As of February 28, 2005, we had 14,864,878 outstanding shares of common stock and 3,849,465 shares of common stock that were issuable upon the exercise of vested and outstanding stock options and warrants. Approximately 4,359,802 of our outstanding shares as of February 28, 2005 are “freely tradable” without further registration under the Securities Act, and the 920,800 shares that are being registered for resale under this prospectus will also be freely tradable without further registration under the Securities Act. An additional 1,101,000 shares of our common stock that are issuable upon the exercise of warrants are being registered for resale under this prospectus and will be freely tradable if they are acquired upon the exercise of the underlying warrants. However, any shares described in this paragraph that are held or acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, may be publicly sold only in compliance with certain volume limitations and other restrictions (other than the holding period limitation) imposed by Rule 144 under the Securities Act that are described below.

     The remaining 9,584,276 of our outstanding shares as of February 28, 2005 are “restricted securities,” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their resale is registered or if they qualify for an exemption from registration under Rule 144, 144(k) or 701 under the Securities Act, which rules are described below.

Rule 144

     On December 23, 2004, 9,818,252 of the outstanding shares of our common stock became eligible for resale in the public market in accordance with the restrictions of Rule 144.

     In general, under Rule 144 as currently in effect, any person (or persons whose shares must be aggregated) who has beneficially owned restricted shares of our common stock for at least one year, including persons who may be deemed our “affiliates” under Rule 144, is entitled to sell in any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock (currently approximately 148,649 shares) or the average weekly reported volume of trading in our common stock during the four calendar weeks preceding the date on which notice of the sale is filed pursuant to Rule 144. Sales under Rule 144 also must be sold only through “brokers’ transactions” or in transactions directly with a “market maker,” as those terms are defined in Rule 144. In addition, sales under Rule 144 are subject to notice requirements and the availability of current public information concerning us.

Rule 144(k)

     A person (or persons whose shares must be aggregated) who is not deemed to have been an affiliate of ours at any time preceding a sale and who has beneficially owned the restricted securities proposed to be sold for at least two years is entitled to sell those shares under Rule 144(k) without regard to the volume, manner of sale, notice or public information requirements of Rule 144 described above.

Rule 701

     Certain of our current and former employees and consultants who acquired their shares of our common stock in connection with awards under our 2003 stock option plan are entitled to rely upon the resale provisions of Rule 701 under the Securities Act. Under Rule 701, these stockholders, whether or not they are our affiliates, are permitted to sell the shares subject to Rule 701 without having to comply with the Rule 144 holding period restrictions. In addition, non-affiliates may sell their Rule 701 shares without complying with the volume, notice or public information requirements of Rule 144 described above.

Registration Statements on Form S-8 for Stock Incentive Plans

     We intend to file registration statements under the Securities Act on Form S-8 covering the 2,990,000 shares of common stock that have been reserved for issuance under our 2003 stock option plan and our 2004 stock incentive plan that are described under “Management – Stock Incentive Plans.” We anticipate that the registration statements will become effective upon their filing with the SEC. Common stock that is registered under these registration statements will be eligible for resale in the public market without restriction, subject to the Rule 144 limitations applicable to affiliates described above.

     As of February 28, 2005, options to purchase 1,475,000 shares of our common stock were issued and outstanding under our 2003 option plan, and there were no outstanding options or awards of restricted stock under our 2004 stock incentive plan.

Registration Rights

     For a description of registration rights with respect to our common stock, see “Description of Capital Stock – Registration Rights.”

LEGAL MATTERS

     Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

EXPERTS

     The consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows of Xenonics Holdings, Inc. for the nine-month period ended September 30, 2003 contained in the financial statements included in this prospectus have been audited by Windes & McClaughry Accountancy Corporation, independent registered public accounting firm to the extent and for the periods indicated in their report thereon. Such financial statements, and the related financial statement schedules, have been included in this prospectus and the registration statement of which this prospectus forms a part in reliance upon the report of Windes & McClaughry Accountancy Corporation and upon the authority of such firm as experts in auditing and accounting.

     The financial statements for the year ended September 30, 2004 included in this prospectus have been audited by Eisner LLP, an independent registered public accounting firm to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and the registration statement of which this prospectus forms a part in reliance upon the report of Eisner LLP and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered under this prospectus. The registration statement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our common stock, you should review the registration statement and the exhibits filed with the registration statement.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AND FINANCIAL STATEMENT SCHEDULE

XENONICS HOLDINGS, INC.

Page
Condensed Consolidated Financial Statements:

Balance Sheets as of December 31, 2004 (unaudited) and September 30, 2004	F-2

Statements of Operations for the three-months ended December 31, 2004 and 2003 (unaudited)	F-3

Statements of Cash Flows for the three-months ended December 31, 2004 and 2003 (unaudited)	F-4

Notes to Condensed Consolidated Financial Statements	F-5

Reports of Independent Registered Public Accounting Firms	F-10

Consolidated Financial Statements:

Balance Sheet as of September 30, 2004	F-12

Statement of Operations for the twelve-month year ended September 30, 2004 and nine-month transition period ended September 30, 2003	F-13

Statement of Shareholders’ Equity (Deficit) for the twelve-month year ended September 30, 2004 and nine-month transition period ended September 30, 2003	F-14

Statement of Cash Flows for the twelve-month year ended September 30, 2004 and nine-month transition period ended September 30, 2003	F-15

Notes to Consolidated Financial Statements	F-16

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2004	2004

$ in thousands, except share amounts	(unaudited)
Assets
Current assets:
Cash	$853	$3,269
Accounts receivable, net of allowance for doubtful accounts of $0	620	253
Inventories, net	2,403	922
Deferred tax asset	230	—
Deferred offering costs	55	—
Other current assets	148	189

Total Current Assets	4,309	4,633

Equipment, furniture and fixtures at cost, less accumulated depreciation of $62 and $59	41	35
Other non-current assets	25	24

Total Assets	$4,375	$4,692

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$964	$1,126
Accrued royalty	—	400
Accrued payroll and related taxes	104	93
Other current liabilities	4	—

Total Current Liabilities	1,072	1,619

Commitments and contingencies (Note 13)
Minority interest	35	—
Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common shares, $0.001 par value, 20,000,000 shares authorized as of 2004 and 2003, respectively; 14,364,878 shares issued (97,000 to be issued) and 14,166,878 issued and outstanding in 2004 and 2003, respectively	14	14
Additional paid-in capital	11,160	10,540
Accumulated deficit	(7,906)	(7,481)

Total Shareholders’ Equity	3,268	3,073

Total Liabilities and Shareholders’ Equity	$4,375	$4,692

See notes to unaudited condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	December 31,
	2004	2003

$ in thousands, except share amounts	(unaudited)	(unaudited)

Revenues	$749	$2,701

Cost of goods sold	423	1,713

Gross profit	326	988

Selling, general and administrative	880	620
Engineering, research and development	108	57

(Loss) / income from operations	(662)	311
Other income/(expense), net:
Interest income	7	—
Interest expense	—	(14)

(Loss) / income before provision for income taxes	(655)	297
Income tax (benefit) / provision	(230)	43

Net (loss) / income	$(425)	$254

Net (loss) / income per share:

Basic	(.03)	.02

Diluted	(.03)	.02
Weighted average shares outstanding
Basic	14,250	12,800

Diluted	14,250	15,915

See notes to unaudited condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

	Three months ended
	December 31,
	2004	2003

	(unaudited)	(unaudited)

$ in thousands
Cash flows from operating activities:
Net (loss) / income	$(425)	$254
Adjustments to reconcile net (loss) / income to net cash (used in) provided by operating activities:
Depreciation and amortization	3	1
Compensation to employees and directors paid with stock options	76	52
Tax benefit	(230)	—
Changes in operating assets and liabilities:
Accounts receivable	(367)	(333)
Inventories, net	(1,481)	38
Deferred offering costs	(55)
Other assets	40	(31)
Accounts payable	(162)	165
Accrued payroll and related taxes	11	47
Accrued interest	—	8
Other liabilities	4	—

Net cash (used in) provided by operating activities	(2,586)	201

Cash flows from investing activities:
Purchases of equipment, furniture and fixtures	(9)	(2)

Net cash (used in) provided by operating activities	(9)	(2)

Cash flows from financing activities:
Repayments on notes payable	—	(100)
Proceeds in connection with the exercise of options and warrants	144	10
Proceeds in connection with the exercise of warrants in subsidiary	35	—

Net cash provided by (used in) financing activities	179	(90)

(Decrease) increase in cash	(2,416)	109
Cash, beginning of period	3,269	126
Cash, end of period	$853	$235

Supplemental cash flow information:
Cash paid during the year for income taxes	$—	$—
Cash paid during the year for interest	$—	$6

Noncash transactions:
Conversion of accrued royalties to common stock	$400	$—

See notes to unaudited condensed consolidated financial statements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except for share amounts)

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto for the year ended September 30, 2004 included in the Xenonics Holdings, Inc. (the “Holdings”) Form 10-KSB filing. The results for the interim period are not necessarily indicative of the results for the full fiscal year.

The condensed consolidated financial statements include the accounts of Holdings and its subsidiary Xenonics, Inc. (“Xenonics”), collectively, the “Company”. On December 14, 2004, one warrant holder of Xenonics exercised his warrant to purchase 125,000 shares of Xenonics, Inc. As a result, the Company currently owns 98.6% of the issued and outstanding capital stock of Xenonics. The minority interest in the condensed consolidated financial statements represents the minority stockholder’s proportionate share of equity in Xenonics. All significant inter-company items have been eliminated upon consolidation.

Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

2 REVENUE RECOGNITION

The Company recognizes revenue net of discounts upon shipment and when it has evidence that arrangements exist and the price to the buyer is fixed through signed contracts or purchase orders. Collectibility is reasonably assured through one or more of the following: government purchase, historical payment practices or review of new customer credit. Customers do not have the right to return product unless it is damaged or defective.

3. NET EARNINGS PER SHARE

Basic earnings per share is computed by dividing the income / loss available to common shareholders by the weighted average number of common shares outstanding. For the quarter ended December 31, 2004, diluted earnings per share does not include the dilutive effect, if any, from the potential exercise of stock options and warrants using the treasury stock method, because the effect would have been anti-dilutive. For the quarter ended December 31, 2003, diluted earnings per share includes the dilutive effect, if any, from the potential exercise of stock options and warrants using the treasury stock method.

4. INVENTORIES

Inventories were comprised of :

	December 31,	September 30,
	2004	2004

Raw materials	$105	$78
Work in process	65	87
Finished goods	2,243	767
Reserve for obsolescence	(10)	(10)

	$2,403	$922

5. NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123R, “Share Based Payment: An Amendment of FASB Statements No. 123 and 95”. This statement requires that the cost resulting from all share-based payment transactions be recognized in the consolidated financial statements. This statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company has adopted SFAS No. 123R.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The components of accounts payable and accrued expenses consist of the following:

	December 31,	September 30,
	2004	2004

Accounts payable	$398	$101
Accrued expenses	566	1,025

	$964	$1,126

7. ACCRUED ROYALTIES

On December 3, 2004, Lightrays and the Company came to an agreement where the $400 liability will be satisfied through the issuance of 97,000 shares of the Company’s common stock, Xenonics’ 10% ownership in Lightrays was returned and the patent was assigned to Xenonics Holdings, Inc. The Company has not used, and is not currently using, the patented technology licensed from Lightrays. The issuance of the shares of common stock is pending. The Company’s ownership interest had no book value.

Robert Buie, the current general partner of Lightrays, became a member of the Board as stipulated in the amended agreement in April 1998. He is also a shareholder.

8. SHAREHOLDERS’ EQUITY

We are currently authorized to issue up to 20,000,000 shares of common stock. However, our board of directors has approved an amendment to our articles of incorporation that will increase the shares of common stock that are authorized for issuance to 50,000,000 shares. The proposed amendment to our articles of incorporation is subject to stockholder approval at our annual meeting to be held on February 25, 2005.

9. USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10. STOCK BASED COMPENSATION

Stock Options - The Company uses the fair value based method of accounting for share-based compensation provided to our employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. We value stock options issued based upon an option-pricing model and recognize this fair value as an expense over the period in which the options vest.

Options granted in the first quarter of fiscal year 2005 under the 2003 Option Plan totaled 245,000. The fair value of each option was estimated on the date of issuance using the Black-Scholes option-pricing model, with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 65%; risk-free interest rate of 2.78% — 2.84%; and expected lives of three years from the date of grant.

Total compensation expense for outstanding options for the three months ended December 31, 2004 was $76.

Options granted in the first quarter of fiscal year 2004 under the 2003 Option Plan totaled 100,000. The fair value of each option was estimated on the date of issuance using the Black-Scholes option-pricing model, with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 65%; risk-free interest rate of 2.36% — 2.42%; and expected lives of three years from the date of grant.

Total compensation expense for outstanding options for the three months ended December 31, 2003 was $52.

Options for 10,000 shares were exercised during the quarter ended December 31, 2003.

11. STOCK WARRANTS

At December 31, 2004 2,324,465 warrants were outstanding. There were no warrants issued in the three months ended December 31, 2004 or 2003. During the quarter ended December 31, 2004, four warrant holders exercised 198,000 warrants. The exercise prices ranged from $0.60 to $1.05. In the prior period, no warrants were exercised. As of December 31, 2004, all warrants were vested and exercisable.

12. MINORITY INTEREST

On December 14, 2004, one warrant holder exercised his warrant to purchase 125,000 shares of Xenonics, Inc. As a result, Xenonics Holdings, Inc. currently owns 98.6% of the issued and outstanding capital stock of Xenonics, Inc. The calculated minority interest in net income for the period ended December 31, 2004 was not material and therefore is not reported on the condensed consolidated statement of operations.

13. CONTINGENCIES AND OTHER MATTERS

For the three months ended December 31, 2004, the company sold to two significant customers which accounted for 48.2% and 20.1% of sales. Trade receivables for these two customers at December 31, 2004 were approximately 77.0% of total receivables.

The Company is involved in legal actions arising in the normal course of business. After taking into consideration legal counsel’s evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the Company’s financial position or results of operations.

On July 2, 2004, we filed a complaint for cancellation of a stock certificate and rescission of a contract against a former officer, director and consultant and a company purportedly owned by such individual in the Superior Court of California, County of San Diego. The suit alleges a failure to perform contractual obligations under a written contract to provide lighting equipment valued at $250 to our subsidiary, Xenonics, Inc., in exchange for 250,000 shares of Xenonics, Inc.’s common stock. We allege that the stock certificate is void or voidable. In our complaint, we requested that the 250,000 shares be declared void or the defendants be ordered to pay us $1,250, or the current value of the 250,000 shares of our common stock plus interest at the rate of 10% per year. We have also asked the court to award us costs of the lawsuit. The foregoing 250,000 shares are currently treated as outstanding shares for all purposes, and is included in the financial statements.

An answer to our complaint was filed on August 11, 2004 in which the defendants denied our allegations, and asserted a number of affirmative defenses. On the same day, a cross complaint was also filed against us and our subsidiary, Xenonics, Inc. The cross complaint asks the court to (i) rescind the assignment of the NightHunterII patent application that one of the defendants assigned to us in November 2003, (ii) declare that one of the defendants is the sole owner of the NightHunterII patent application and that he is the inventor of an unrelated xenon illumination and television camera system, (iii) enjoin us form further exploitation of the NightHunterII and the xenon illumination and television camera system, and (iv) account for all profits that we have earned on the NightHunterII from November 25, 2003. The defendant alleges that we purportedly have not provided the agreed upon consideration for assignment of the NightHunterII patent application, and that we have not recognized the defendant as the inventor of the xenon illumination and television camera system. This matter is in the discovery stage and at the present time the Company based on advice of counsel cannot reasonably assess the ultimate outcome.

We are occasionally subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of pending disputes, and we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

14. SUBSEQUENT EVENTS

In January 2005, the Company and certain of its stockholders closed a private placement of an aggregate total of 820,800 shares of the Company’s common stock to institutional investors. The shares were sold at a price of $5.00 per share. Of the shares sold in the private placement, 500,000 were sold by the Company, and the balance was sold by stockholders of the Company. As a result, Xenonics received approximately $2.1 million in proceeds. Roth Capital Partners, Newport Beach and Bryant Park Capital, New York, acted as co-placement agents in this transaction. We paid a cash fee of $150 along with warrants to purchase 40,000 shares of common stock to Roth Capital and a cash fee of $50 along with warrants to purchase 10,000 shares of common stock to Bryant Park Capital (BPC). The warrants have an exercise price of $5.50 and an expiration date of January 27, 2010. The principal of BPC is the son of our Chairman of the Board and Chief Executive Officer and brother of a director of Xenonics.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Xenonics Holdings, Inc.
Carlsbad, California

We have audited the consolidated balance sheet of Xenonics Holdings, Inc. and subsidiaries as of September 30, 2004, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xenonics Holdings, Inc. and subsidiaries as of September 30, 2004 and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Eisner LLP

New York, New York
November 19, 2004

With respect to the sixth paragraph of Note 7
December 3, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
shareholders of Xenonics Holdings, Inc.:

We have audited the accompanying consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows of Xenonics Holdings, Inc. for the nine-month period ended September 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Xenonics Holdings, Inc. for the nine-month period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Windes & McClaughry Accountancy Corporation

Long Beach, California
January 14, 2004, except for Note 2 – Earnings Per
Common Share and Restated Earnings Per Share Amounts, as
to which the date is December 17, 2004

     CONSOLIDATED BALANCE SHEET

September 30,
2004
$ in thousands, except share amounts
Assets
Current assets:
Cash	$3,269
Accounts receivable, net of allowance for doubtful accounts of $0	253
Inventories, net	922
Other current assets	189

Total Current Assets	4,633

Equipment, furniture and fixtures at cost, less accumulated depreciation of $59	35
Other non-current assets	24

Total Assets	$4,692

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,126
Accrued royalty	400
Accrued payroll and related taxes	93

Total Current Liabilities	1,619

Commitments and contingencies (Note 12)
Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	—
Common shares, $0.001 par value, 20,000,000 shares authorized, 14,166,878 shares issued and outstanding	14
Additional paid-in capital	10,540
Accumulated deficit	(7,481)

Total Shareholders’ Equity	3,073

Total Liabilities and Shareholders’ Equity	$4,692

     The accompanying notes are an integral part of these consolidated financial statements.

     CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Nine-months
	Ended	Ended
	September 30,	September 30,
	2004	2003
$ in thousands, except share amounts
Revenues	$11,927	$1,580

Cost of goods sold	6,916	1,241

Gross profit	5,011	339

Selling, general and administrative	3,113	1,551
Engineering, research and development	248	237

Income (loss) from operations	1,650	(1,449)
Other income/(expense), net:
Interest income	15	2
Interest expense	(31)	(515)

Income (loss) before provision for income taxes	1,634	(1,962)
Provision for income taxes	158	1

Net income (loss)	$1,476	$(1,963)

Net income (loss) per share:
Basic (2003 restated)	.11	(.29)

Diluted (2003 restated)	.09	(.29)
Weighted average shares outstanding
Basic (2003 restated)	13,508	6,799

Diluted (2003 restated)	16,932	6,799

     The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Dollars/shares in thousands
Balance at January 1, 2003	139	1	4,772	48	3,067	(6,994)	(3,878)

Conversion of debt of $2,028 and related accrued interest of $422 to common stock	–	–	3,267	33	2,417	–	2,450
Payment of interest expense of $12 with common stock	–	–	16	–	12	–	12
Issuance of common stock to employees, directors and consultants	–	–	362	4	267	–	271
Exchange of preferred stock for common stock	(139)	(1)	333	3	(2)	–	–
Common stock of DHTS for 100% of the Company	–	–	2,500	(76)	76	–	–
Issuance of common stock in private placement, net of offering costs of $123	–	–	1,460	1	1,153	–	1,154
Issuance of common stock to bridge note holders	–	–	82	–	72	–	72
Non-cash charge for re-issuance of stock options	–	–	–	–	375	–	375
Non-cash charge for re-issuance of stock warrants	–	–	–	–	320	–	320
Net loss	–	–	–	–	–	(1,963)	(1,963)
Balance at September 30, 2003	–	–	12,792	13	7,757	(8,957)	(1,187)

Options exercised	–	–	10	–	3	–	3
Issuance of common stock in private placement	–	–	600	1	1,499	–	1,500
Warrants exercised	–	–	12	–	8	–	8
Issuance of common stock in private placement, net of offering costs of $136	–	–	200	–	714	–	714
Conversion of debt of $250 and related accrued interest of $17 to common stock	–	–	533	–	267	–	267
Issuance of common stock for services		–	20	–	50		50
Compensation charge for stock options issued to employees and directors	–	–	–	–	185	–	185
Issuance of warrants for services	–	–	–	–	57	–	57
Net income	–	–	–	–	–	1,476	1,476

Balance at September 30, 2004	–	–	14,167	$14	$10,540	$(7,481)	$3,073

The accompanying notes are an integral part of these consolidated financial statements.

     CONSOLIDATED STATEMENTS OF CASHFLOWS

	Year	Nine-months
	Ended	Ended
	September 30,	September 30,
	2004	2003
$ in thousands
Cash flows from operating activities:
Net income (loss)	$1,476	$(1,963)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	6	4
Compensation to employees and directors paid with stock options	185	718
Issuance of warrants for services	57	320
Interest expense converted to common stock	17	12
Issuance of common stock for services	50	–
Changes in operating assets and liabilities:
Accounts receivable	274	(373)
Inventories, net	(738)	(67)
Other assets	(156)	(6)
Accounts payable	548	111
Accrued payroll and related taxes	43	25
Accrued interest	(92)	45

Net cash provided by (used for) operating activities	1,670	(1,174)

Cah flows from investing activities:
Purchases of equipment, furniture and fixtures	(36)	–

Net cash used for investing activities	(36)	–

Cash flows from financing activities:
Repayment of short-term borrowings	(400)	(40)
Repayments on notes payable	(316)	(484)
Proceeds from issuance of notes payable	–	575
Net proceeds from issuance of common stock net of expenses	2,214	1,154
Proceeds in connection with the exercise of options and warrants	11	–

Net cash provided by financing activities	1,509	1,205

Increase in cash	3,143	31
Cash, beginning of period	126	95
Cash, end of period	$3,269	$126

Supplemental cash flow information:
Cash paid during the year for income taxes	$237	$1
Cash paid during the year for interest	$69	$47

Noncash transactions:
Conversion of long-term debt to common stock	$250	$2,028
Conversion of accrued interest to common stock	$17	$422
Exchange of preferred stock for common stock	–	$3
Issuance of common stock of DHTS for 100% of the Company	–	$76

     The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except for share amounts)

1. OPERATIONS AND OTHER ORGANIZATIONAL MATTERS

     Xenonics, Inc. (Xenonics) was organized under the laws of the state of Delaware in November 1996. Xenonics was formed to develop and commercialize compact, ultra-high intensity illumination products, based on patented technology. Xenonics markets its products directly to end users on a contract and purchase order basis in a variety of markets for military, law enforcement, security, and search and rescue applications.

     In July 2003, Xenonics completed a reorganization with Digital Home Theater Systems, Inc. (DHTS), a Nevada corporation that had previously operated as a multimedia service provider. DHTS had discontinued operations in 1999. In connection with the transaction, DHTS acquired 100% of Xenonics for 8,750,000 shares of common stock. Immediately preceding the transaction, DHTS issued 1,459,652 shares of its stock at $0.875 per share for total gross proceeds of $1,277. Legal and commission costs incurred in the private placement totaled $123. Upon the closing of the reorganization, DHTS changed its name to Xenonics Holdings, Inc. (Holdings), together with Xenonics, collectively, the “Company”. The transaction was accounted for as a recapitalization of Xenonics with an issuance of common stock for cash. Although Holdings was the legal acquirer in the transaction, Xenonics was the accounting acquirer and, as such, its historical financial statements will continue. No goodwill was recorded as a result of the transaction.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation - The consolidated financial statements include the accounts of Holdings and its wholly owned subsidiary Xenonics. All significant inter-company items have been eliminated upon consolidation. Xenonics Holdings, Inc. currently is the 100% shareholder of Xenonics, Inc. Xenonics has 135,000 warrants outstanding to one individual that did not convert into Holdings warrants.

     Reporting Periods - The Company’s financial statements at September 30, 2004 include its operations and cash flows for the year then ended. The Company’s financial statements at September 30, 2003 include the results of its operations and cash flows for the nine-months then ended.

     Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Allowance for Doubtful Accounts - There currently is not an estimate for the allowance for doubtful accounts based upon historical write off experience and any known specific issues or disputes which exist as of the balance sheet date. Management does not have any reason to believe that any outstanding receivable balances at September 30, 2004 will not be paid.

     Equipment and Leasehold Improvements - Equipment and leasehold improvements are stated at cost less accumulated depreciation which is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from five to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. Expenditures for repairs and maintenance are charged to operations as incurred.

     Long-Lived Assets - The Company reviews long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less costs to sell.

     Fair Value Of Financial Instruments - The Company’s principal financial instruments represented by cash, trade receivables, accrued expenses and notes payable, approximate their fair value due to the short-term nature of these items.

     Inventories - Inventories are composed of raw materials, work-in process and finished goods, which are stated at the lower of cost (using the first-in first-out method) or market.

     Revenue Recognition - The Company recognizes revenue net of discounts upon shipment and when it has evidence that arrangements exist and the price to the buyer is fixed through signed contracts or purchase orders. Collectibility is reasonably assured through one or more of the following: government purchase, historical payment practices or review of new customer credit. Customers do not have the right to return product unless it is damaged or defective.

     Advertising Costs – Advertising costs are expensed as incurred. For the year ended September 30, 2004 and for the period from January 1, 2003 to September 30, 2003, advertising expense was approximately $101 and $32, respectively.

     Industry Segment And Geographical Data - The Company operates in one industry segment, which includes security lighting systems. Substantially all revenue is from the US government.

Industry segment and geographical data:

		Nine-month
	Year ended	period ended
	September 30,	September 30,
	2004	2003
US Military	94%	92%
US Border Patrol	4%	2%
International	1%	4%
Other	1%	2%

	100%	100%

     Cost of Goods Sold - Cost of goods sold includes raw materials and components, labor, and manufacturing overhead. Also included are the costs invoiced to the Company related to outside production of product through a three-year exclusive manufacturing agreement.

     Income Taxes - Income taxes are provided for the effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and income tax reporting. Deferred taxes are classified as current or non-current depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets if it is more likely than not that all, or some portion of, such deferred tax assets will not be realized.

     Earnings Per Common Share and Restated Earnings Per Share Amounts - Basic earnings per share is computed by dividing the income available to common shareholders by the average number of common shares outstanding. Diluted earnings per share includes the dilutive effect, if any, from the potential exercise of stock options using the treasury stock method.

     The basic and diluted loss per share amounts for the year ended September 30, 2003 have been restated as a result of the use of the incorrect number of shares at the beginning of the period. The impact of the correction is as follows:

Weighted average shares outstanding - as originally reported	12,792
Weighted average shares outstanding - as corrected	6,799
Loss per basic share - as originally reported	.15
Loss per basic share - as corrected	.29

     The weighted average shares outstanding used in the calculations of earnings per share were as follows (in thousands):

		Nine-month
	For the year	period ended
	ended	September 30,
	2004	2003
Shares outstanding, beginning (2003 restated)	12,792	4,772
Weighted average shares issued (2003 restated)	716	2,027

Weighted average shares outstanding - Basic (2003 restated)	13,508	6,799
Effect of dilutive securities (stock options and warrants) (2003 restated)	3,424	—

Weighted average shares outstanding – diluted (2003 restated)	16,932	6,799

Potential common shares not included in the calculation of net income per share, as their effect would be anti-dilutive, are as follows (in thousands):

2004
Stock options and warrants	135

     At September 30, 2004, options to purchase 60,000 shares of the Company’s common stock, at prices ranging from $5.75 to $6.00 per share, were not included in the computation of diluted EPS because their effect was anti-dilutive. The options expire on various future dates through May 2014.

     Additionally, at September 30, 2004, warrants to purchase 75,000 shares, of the Company’s common stock, at prices ranging from $5.05 to $8.00 per share, were not included in the computation of diluted EPS because their effect was anti-dilutive. The warrants expire on various future dates through June 2009.

     Research and Development - Engineering, research and development costs are expensed as incurred. Substantially all engineering, research and development expenses are related to new product development and designing improvements in current products.

     Stock Options - The Company uses the fair value based method of accounting for share-based compensation provided to our employees in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. We value stock options issued based upon an option-pricing model and recognize this fair value as an expense over the period in which the options vest.

     Major Concentrations – For the year ended September 30, 2004, the US Army contributed 76% of revenue. This consisted of orders from eight different units, although two units contributed 44% and 16%, respectively. For the nine-month period ended September 30, 2003, the US Army contributed 71%, primarily through one unit, and one other customer individually represented 13% of the Company’s total revenue.

     As of September 30, 2004, two customers represented 93% of the Company’s total accounts receivable with 39% and 54%, respectively. As of September 30, 2003, one customer represented 95% of the Company’s total accounts receivable.

     For the year ended September 30, 2004, one vendor represented 84% of cost of goods sold and 65% of accounts payable as of September 30, 2004. (See Note 12, Commitments and Contingencies). For the nine-month period ended September 30, 2003, the Company had one vendor which represented 70% of cost of goods sold (See Note 12, Commitments and Contingencies).

     Recent Accounting Pronouncements

     In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. There was no material effect from adoption of this pronouncement.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 addresses accounting and reporting costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. This statement requires that a liability for a cost associated with and exit or disposal activity shall be recognized and measured initially at its fair value in the period that the liability is incurred. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not believe that the adoption of SFAS 146 will have a significant impact on its consolidated financial statements.

     In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while the provisions of the disclosure requirements are effective for financial statements of interim or annual reports ending after December 15, 2002. At September 30, 2003, the Company had no guarantees outstanding. The Company has adopted FIN 45, which had no material effect on the consolidated financial statements.

     In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure: An amendment of FASB Statement 123. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on reported results. The disclosure provisions of SFAS 148 are applicable for fiscal periods ending after December 15, 2002. The Company has adopted SFAS 148, which had no material effect on the consolidated financial statements.

     In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities, which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for variable interest entities created prior to February 1, 2003. The Company has not entered into any transactions or other arrangements which they believe would be considered variable interest entities and accordingly expects that the adoption of this Interpretation will have no impact on the Company’s consolidated results of operations or financial position.

     In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to SFAS No. 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, SFAS No. 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. This statement is effective for contracts entered into or modified after June 30, 2003. The Company does not believe the adoption of SFAS No. 149 will have a material effect on its consolidated financial position, results of operations or cash flows.

     In May 2003, the FASB issued SFAS No.150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 was adopted by the Company on October 1, 2003. Management does not believe that the adoption of the Statement will have a material affect on the Company’s consolidated financial position, results of operations or cash flows.

     In November of 2004, the FASB issued SFAS No. 151, Inventory Costs. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 requires that these items be recognized as current-period charges. In addition SFAS No. 151 requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe that the adoption of SFAS No. 151 will have a material effect on its consolidated financial position, results of operations or cash flows.

FIXED ASSETS

Fixed assets consist of the following:

		Year Ended
	Estimated	September 30,
	Useful Lives	2004
Computer equipment	5	$58
Computer software	5	19
Leasehold improvement	7	17

		94
Less: accumulated depreciation and amortization		59

		$35

INVENTORIES

Inventories were comprised of (in thousands):

September 30,
2004
Raw materials	$78
Work in process	87
Finished goods	767
Reserve for obsolescence	(10)

$922

5. SHORT-TERM BORROWINGS

     As of September 30, 2003 the Company had a loan payable in the amount of $400 scheduled to bear interest at 6.25% through October 2003. The loan was renewed in October 2003 and bears interest at 5.5% through its maturity in October 2004. The loan was repaid in March of 2004 and the related lien on the Company’s assets was released.

6. NOTES PAYABLE

     In March 2004, a convertible note totaling $250 and accrued interest of $17 was converted into 533,726 shares of common stock, in accordance with the terms of the note agreement. The origination date of the note was February 14, 2003. At that time, prior to the reorganization, Xenonics was a private company and was not traded on the pink sheets. The conversion price of $0.50 per share was indicative of the deemed fair value of Xenonics’ common stock at that time. The note holder is a beneficial shareholder.

     During the year ended September 30, 2004, an unsecured demand note payable totaling $184 was paid.

     In July 2003, notes payable and accrued interest totaling $2,028 and $422, respectively, were converted to Xenonics’ common stock in conjunction with the reorganization. (See Note 1, Operations and Other Organizational Matters).

     In July 2003, the Company received $75 in the form of an unsecured promissory note with interest at 7% as a bridge loan related to the Company’s reorganization. The Company issued 10,000 shares of common stock in conjunction with the note. The note, plus accrued interest, was paid in July 2003 upon the closing of the reorganization.

     In March and April 2003, the Company received bridge loans totaling $250 related to the Company’s reorganization with interest at 7%. The notes were secured by 1,000,000 shares of the Company’s common stock. In addition, the note holders also received a total of 72,000 shares of stock in Holdings, which represented 14,400 shares of stock for every $50 of loans made. These bridge loans, plus accrued interest, were paid in cash in July 2003 upon the closing of the reorganization.

7. ACCRUED ROYALTIES

     In March 1997, the Company entered into a license agreement with Lightrays, Ltd. (Lightrays) pursuant to which the Company received an exclusive license to a patent and to certain related intellectual property. In consideration for the license, the Company issued 100,000 shares of common stock to Lightrays and agreed to pay Lightrays up to $3,967, which would be paid based on future gross profits and sales. At the time of the original agreement, management believed that the Lightrays technology would be the base technology of the Company’s product for the future.

     Subsequent to the agreement, the Company initiated a lawsuit against Herbert Parker who had been working as a consultant for the Company. The lawsuit against Mr. Parker was for fraud, breach of contract, conversion and misappropriation of trade secrets. Lightrays was named in the suit because at the time Mr. Parker was the general partner.

     In April 1998, the Company and Lightrays amended the license agreement whereby the Company agreed to pay Lightrays $400 and issued an additional 150,000 shares of common stock. At this point in time, management still believed that the Lightrays technology would be the base technology of the Company’s product for the future. In connection with the amendment, the Company dismissed Lightrays from the lawsuit. The $400 liability is to be paid at the rate of 50% of the Company’s after-tax income until the aggregate amount of such payments equals $400. The full amount of the liability was accrued at December 31, 2001 and classified as current with the expectation that the Company would reach the required profit levels in the following year and payment would be required. Based on the expectation of profitability in each subsequent year, the accrued amount has remained classified as a current liability.

     In 1998, the Company received, and currently still owns, a 10% interest in Lightrays. Management believes that the Company’s interest in Lightrays has no value and, as such, no asset has been recorded.

     Robert Buie, the current general partner of Lightrays, became a member of the Board as stipulated in the amended agreement in April 1998. He is also a shareholder.

     On December 3, 2004, Lightrays and the Company came to an agreement where the $400,000 liability will be satisfied through the issuance of 97,000 shares of the Company’s common stock, Xenonics’ 10% ownership in Lightrays was returned and the patent was assigned to Xenonics Holdings, Inc. The Company has not used, and is not currently using, the patented technology licensed from Lightrays.

8. SHAREHOLDERS’ EQUITY

     The Company has two classes of stock as described below. There is no cumulative voting by shareholders and no preemptive rights. Each shareholder is entitled to have one vote for each share of stock held.

     Preferred Stock -

     During 2000, Xenonics sold 138,889 shares of Series A preferred stock to an investor for $250 in cash. In connection with the reorganization (Note 1, Operations and Other Organizational Matters), the Series A preferred stock was converted into Xenonics’ common stock and then exchanged for common stock of Holdings.

     Common Stock -

     In March of 2004, the Company completed an offering of its common stock at $2.50 per share. The Company issued a total of 600,000 shares of common stock which yielded proceeds of $1,500.

     In March of 2004, the Company entered into a consulting agreement, as amended, with Bryant Park Capital, Inc. (BPC). In connection with this agreement the Company issued 20,000 shares of common stock valued at $50, and agreed to pay a monthly fee of $10. One of the principals of BPC is the son of the Company’s Chief Executive Officer.

     During the year ended September 30, 2004, the Company paid BPC $176 including the fees for the private placement.

     In April of 2004, the Company raised $850 through the sale of units in a private placement. Each unit was sold for $17.00 and consisted of 4 shares of common stock and 1 warrant. Each warrant entitles the registered warrant holder to purchase one share of common stock at an initial exercise price of $8.00 per share (subject to adjustment for stock splits, combination and reclassification) at any time prior to April of 2009. In accordance with the BPC consulting agreement, the Company was permitted to reduce the transaction fees in connection with this offering for the 20,000 shares discussed above and monthly payments of $40.

     During the nine-month period ended September 30, 2003, common stock shares outstanding increased by 8,019,437, as follows:

     In July 2003, Xenonics issued 361,484 shares of common stock at $0.75 per share to certain employees, stockholders, directors, and consultants. In addition, accrued interest of $12 was converted to Xenonics’ common stock at $0.75 per share in March 2003.

     In July 2003, notes payable and accrued interest totaling $2,028 and $422, respectively, were converted to Xenonics common stock at $0.75 per share in anticipation of the reorganization (See Note 1, Operations and Other Organizational Matters).

     In connection with the reorganization (Note 1, Operations and Other Organizational Matters), Holdings issued 8,750,000 shares of common stock for 100% of Xenonics. Holdings also issued 1,459,652 shares of common stock, in private placement for gross proceeds of $1,277, less issue costs of $123. In addition, 82,000 shares of common stock were issued to the bridge investors of Xenonics and Holding’s historical stockholder maintained 2,500,000 shares.

9. INCOME TAXES

The provision for income taxes is summarized below (in thousands) :

		Nine-month
	Year ended	period ended
	September 30,	September 30,
	2004	2003
Current provision:
State	$158	$1
		—

	$158	$1

The principal components of deferred tax assets, liabilities and the valuation allowance are as follows (in thousands):

	September 30, 2004	September 30, 2003
Accrued interest	$–	$37
Accrued consulting	–	–
Accrued royalties	159	159
Stock compensation expense	259	204
Other	22	23
Net operating loss carryforwards	1,802	2,460

	2,242	2,883
Valuation allowance	(2,234)	(2,883)

Total deferred tax assets	$8	$–

Excess of book over tax basis of equipment furniture and fixtures	$8	$–

Net deferred tax asset	$–	–

     As of September 30, 2004, the Company had federal and state net operating loss carryforwards (NOLs) of $4,890 and $2,453, respectively, which begin to expire in 2012 for federal tax purposes and 2010 for state purposes. A valuation allowance of $(2,234) has been recorded to offset the federal and state net operating losses since the realization of these assets is uncertain. Some of these carry forward benefits may be subjected to limitations imposed by the Internal Revenue Code. Except to the extent of the valuation allowance that has been established, the Company believes these limitations will not prevent the carry forward benefits from being realized.

     The valuation allowance decreased by $649 for the year ended September 30, 2004 and increased by $623 during the nine-month period ended September 30, 2003.

     The reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:

		Nine-month
	Year ended	period ended
	September 30,	September 30,
	2004	2003
Federal statutory rate	34.0%	34.0%
State income taxes, net of federal income tax benefit	5.8%	5.8%
Permanent differences	3.7%	(6.7%)
Change in valuation allowance	(34%)	(31.7%)
Utilization of NOLs	–	–
Other	–	(1.5%)

	9.5%	(0.1%)

10. SIGNIFICANT CONTRACTS

     During the year ended September 30, 2004, the Company received purchase orders from the U.S. Army of approximately $7,900. Revenue recognized under these purchase orders for the twelve months ended September 30, 2004 amounted to approximately $7,900.

     In September of 2003, the Company received purchase orders from the US Border Patrol for NightHunter and NightHunterII searchlights. The total value of these purchase orders is approximately $520. Recognized revenue related to this order totaled $475 in the year ended September 30, 2004. There were no accounts receivable at September 30, 2004 related to this contract.

     In March of 2003, the US Army Communications - Electronics Command (CECOM), Fort Monmouth, NJ announced the award of a $2.98 million firm fixed price contract to the Company. In the year ended September 30, 2004, revenue was $1,802. There were no accounts receivable at September 30,

2004 related to this contract. In addition, $1.1 million of revenue was recognized in the nine-month period ending September 30, 2003.

11. SAVINGS PLAN

     On July 1, 2004, the Company implemented a 401(k) Savings Plan (the “Savings Plan”) which covers all eligible employees. Participants may contribute no less than 1% and up to the maximum allowable per the Internal Revenue Service regulations. In addition, the Company may make discretionary contributions to the Savings Plan, subject to certain limitations. For the year ended September 30, 3004, the Company made no matching contributions.

12. COMMITMENTS AND CONTINGENCIES

     Leases - The Company leases its facility under a noncancelable operating lease through October 2008. The agreement requires that the Company pay a pro-rata share of all operating expenses including, but not limited to, real estate taxes, common area maintenance and utilities. The Company also leases office equipment under noncancelable operating leases. Rent expense under these leases totaled $145 and $100 for the year ended September 30, 2004 and the nine-month period ended September 30, 2003, respectively.

     Minimum future obligations for these leases total $104, $107, $108, $110 and $9 for the years ending September 30, 2005, 2006, 2007, 2008 and 2009, respectively.

     Purchase Agreement with PerkinElmer, Inc. - In January 2003, the Company entered into a three-year exclusive manufacturing agreement with PerkinElmer, Inc. (PE) for the manufacture of one of its major products. PE has agreed to manufacture the ordered product in accordance with the Company’s specifications and under price terms, quality control and workmanship standards as set out in the agreement.

     Consulting Agreement - In November 2002, the Company entered in a one-year agreement with Colex and Associates, Inc. to provide various consulting services. The contract was extended for an additional year in November 2003. The agreement requires the Company to pay a monthly fee of $16. In July 2002, 100,000 stock warrants with an exercise price of $0.825 were issued to a principal of the consulting firm.

     Employment Agreements - In July 2003, two of the Company’s Chief Executive Officer and Chief Operating Officer, who are also stockholders and directors in the Company, entered into employment agreements retroactive to January 1, 2003. The Company compensated its Chief Executive Officer, who is also the Chairman of the Board and a stockholder, noteholder and director.

     One agreement is for the two years ended December 31, 2004, while the other was for the twelve months ended December 31, 2003. Both agreements provide for base compensation of $180 per year and are automatically renewed annually with increases tied to CPI. In addition, should one of the officers be terminated other than for cause, both agreements include severance packages that require the Company to pay any remaining compensation through the term of the agreement and provide for liquidating damages of an additional amount equal to the remaining compensation through the term of the agreement.

     Litigation - The Company is involved in legal actions arising in the normal course of business. After taking into consideration legal counsel’s evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the Company’s financial position or results of operations.

     A vendor filed a complaint against the Company on December 31, 2003 in the amount of $201. The complaint amount includes $20 of accounts payable which is not disputed and has been included in accounts payable since early 2002 when the invoices were received and recorded. The Company settled this complaint in September of 2004 for $39.

     On July 2, 2004, we filed a complaint for cancellation of a stock certificate and rescission of a contract against a former officer, director and consultant and a company purportedly owned by such individual in the Superior Court of California, County of San Diego. The suit alleges a failure to perform contractual obligations under a written contract to provide lighting equipment valued at $250 to our subsidiary, Xenonics, Inc., in exchange for 250,000 shares of Xenonics, Inc.’s common stock. We allege that the stock certificate is void or voidable. In our complaint, we requested that i) the 250,000 shares be declared void or the defendants be ordered to pay us $1,250, or the current value of the 250,000 shares of our common stock plus interest at the rate of 10% per year. We have also asked the court to award us costs of the lawsuit. The foregoing 250,000 shares are currently treated as outstanding shares for all purposes, including the financial statements.

     An answer to our complaint was filed on August 11, 2004 in which the defendants denied our allegations, and asserted a number of affirmative defenses. On the same day, a cross complaint was also filed against us and our subsidiary, Xenonics, Inc. The cross complaint asks the court to (i) rescind the assignment of the NightHunterII patent application that one of the defendants assigned to us in November 2003, (ii) declare that one of the defendants is the sole owner of the NightHunterII patent application and that he is the inventor of an unrelated xenon illumination and television camera system, (iii) enjoin us form further exploitation of the NightHunterII and the xenon illumination and television camera system, and (iv) account for all profits that we have earned on the NightHunterII from November 25, 2003. The defendant alleges that we purportedly have not provided the agreed upon consideration for assignment of the NightHunterII patent application, and that we have not recognized the defendant as the inventor of the xenon illumination and television camera system. This matter is in the discovery stage and at the present time the Company, based on advice of counsel, cannot reasonably assess the ultimate outcome.

13. STOCK OPTIONS AND WARRANTS

     The Company accounts for stock-based instruments using the fair-value method. Compensation cost for stock options, if any, is measured as the excess of the fair market value of the Company’s stock at the date of grant over the exercise price the recipient must pay to acquire the stock. The fair value of warrants is determined based on the fair market value of the warrant at the date of issuance over the conversion price the recipient must pay to acquire the stock. The fair value of stock-based instruments is calculated through the use of an option pricing model.

     1998 Stock Option Plan - In December 1998, the Board of Directors (the Board) of Xenonics formed a stock option plan (the 1998 Option Plan). Under the 1998 Option Plan, options to purchase up to 1,500,000 shares of common stock of Xenonics were available for employees, directors, and outside consultants. The 1998 Option Plan was administered by the Board of Xenonics. The options outstanding under the 1998 Option Plan had seven-year terms, were nontransferable and vested one-third upon grant, one-third after one year, and one-third after two years.

     On October 24, 2001, the exercise price of all outstanding Xenonics options was reduced from $1.00 per share to $0.25 per share. As such, Xenonics exchanged all of its outstanding options, which had an exercise price of $1.00 per share, for an equivalent number of new options with an exercise price of $0.25 per share. The difference between the new exercise price of $0.25 and the deemed fair value of Xenonics’ common stock on the date the options were exchanged of $0.50 resulted in a charge of $203 that was amortized over the vesting period. As a result, the Company recognized noncash charges of $38 for the period ended September 30, 2003.

     2003 Stock Option Plan - In July 2003, the Board of the Company formed a new stock option plan (2003 Option Plan) in connection with the reorganization (Note 1, Operations and Other Organizational Matters). Under the 2003 Option Plan, options to purchase up to 1,500,000 shares of common stock are available for employees, directors, and outside consultants. The 2003 Option Plan is administered by the Board and effectively replaced the 1998 Option Plan. Each option is exercisable as set forth in the documents evidencing the option, however, no option shall have a term in excess of ten years from the grant date. Options outstanding under the 2003 Option Plan vest under one of the following three scenarios: immediately; one-third upon grant, one-third after one year and one-third after two years; or one-third after one year, one-third after two years and one-third after three years.

     In connection with its reorganization (Note 1, Operations and Other Organizational Matters), the Company issued an equivalent number of options, 750,000, under the 2003 Option Plan for all of the outstanding options under the Xenonics 1998 Option Plan. The replacement options were similar, however, changes in the option price, life and vesting from the original options caused them to be revalued in July 2003. As such, additional compensation of $314 was recognized for the re-issuance of such options in the nine-month period ended September 30, 2003. As of September 30, 2004, there were 640,000 of these options outstanding. The decrease is related to the exercise of 10,000 options and 100,000 options which were forfeited, both in the year ended September 30, 2004.

     In July 2003, the Company issued 600,000 new stock options under the 2003 Option Plan. The fair value of each option was estimated on the date of issuance using the Black-Scholes option-pricing model, with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 2.25%; and expected lives of five years from the date of grant. The Company recorded noncash compensation expense totaling $23 during the period ended September 30, 2003.

     As of September 30, 2004, there were 450,000 options outstanding from the original 600,000 options granted under this plan. The decrease is due to the forfeiture of 150,000 options.

     During the year ended September 30, 2004, the Company granted 155,000 options under the 2003 Option Plan in a series of issuances. Included in these grants were 70,000 options at $2.85 per share, 30,000 options at $6.00 per share, 30,000 options at $5.75 per share, and 25,000 options at $3.50 per share. The fair value of the options granted during the year ended September 30, 2004, was estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted average assumptions: dividend yield of 0%, expected volatility of 65%, risk-free interest rates ranging from 2.36% to 4.37%, and expected lives ranging from three to seven years from the date of grant. Included in the options granted during the year ended September 30, 2004, were a total of 30,000 options to purchase shares of common stock at $5.75 per share to Messrs. Naughton and Rodstein each for director compensation.

     During the year ended September 30, 2004, the Company recorded compensation expense relating to stock options of $185.

     Lastly, options for 10,000 shares were exercised during the year ended September 30, 2004.

     A summary of the Company’s stock option activity and related information is as follows (options in thousands):

				Nine-month
		Year ended		period ended
		September 30,		September 30,
		2004		2003
		Weighted		Weighted
		Average		Average
	Options	Exercise Price	Options	Exercise Price
Outstanding-beginning of period	1,250	$0.500	750	$0.250
Granted	155	$4.126	600	$0.875
Exercised	(10)	$0.250	–
Forfeited	(150)	$0.458	(100)	$0.875

Outstanding-end of period	1,245	$0.958	1,250	$0.500

Exercisable at end of period	963	$0.508	917	$0.364

Weighted-average fair value of options granted during the period		$4.126		$0.875

The following table summarizes information concerning currently outstanding and exercisable stock options as of September 30, 2004 (number outstanding in thousands):

Options Outstanding				Options Exercisable
at September 30, 2004				at September 30, 2004
		Weighted
		Average	Weighted-		Weighted-
Range of		Remaining	Average	Number	Average
Exercise	Number	Contractual	Exercise	Vested and	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Price
$ 0.250	640	3.81	$0.250	640	$0.250
$ 0.875	450	8.82	$0.875	300	$0.875
$ 2.850	70	4.08	$2.850	23	$2.850
$ 3.500	25	4.86	$3.500	—	$3.500
$ 5.750	30	9.64	$5.750	—	$5.750
$ 6.000	30	4.18	$6.000	—	$6.000

	1,245	5.81	$0.958	963	$0.508

     Stock Warrants - The Company, from time to time, has issued common stock purchase warrants to employees, directors, stockholders and others. The warrants are nontransferable and are exercisable at any time after the date of issuance and on or before their respective expiration date, which is generally five years.

     In February 2003, 250,000 warrants were issued at $0.60 in consideration for a convertible note payable (Note 6, Notes Payable). No expense was recognized during the period ended September 30, 2003, as the price of the warrants issued was higher than the deemed fair-value of the Company’s stock at the various issue dates.

     In connection with its reorganization (Note 1, Operations and Other Organizational Matters), the Company offered to issue replacement warrants on a one-for-one basis for all of the outstanding warrants of Xenonics. All outstanding warrants, except for 135,000 held by one individual, were exchanged for new, fully-vested 5-year warrants at new conversion prices ranging from $0.60 to $0.825. The Company recognized interest expense of $206 in connection with the re-issuance.

     Subsequent to the reorganization, the Company issued 173,965 fully-vested, five-year warrants with a conversion price of $0.875 for services related to the private placement (Note 1, Operations and Other Organizational Matters) and general consulting services. The fair value of each warrant was estimated on the date of issuance using the Black-Scholes option-pricing model, with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 2.25%; and expected lives of five years from the date of grant.

     In April 2004, 6,500 warrants were converted to common stock at $0.825 per share.

     In July 2004, the Company issued 25,000 warrants to Neil G. Berkman Associates at an exercise price of $5.05 for services rendered. The issuance of these warrants resulted in a charge to operations of approximately $57, based on the fair value of the warrants. The fair value of these warrants was estimated using the Black-Scholes pricing model with the following assumptions: interest rate of 3.08%, dividend yield of 0%, volatility factor of .65 and the average expected life of three years.

     In July, 5,000 warrants were converted to common stock at $0.60 per share.

     A summary of the Company’s warrant activity is as follows:

				Nine-month
		Year ended		period ended
		September 30,		September 30,
		2004		2003
		Weighted		Weighted
		Average		Average
Warrants (in thousands):	Warrants	Exercise Price	Warrants	Exercise Price
Outstanding-beginning of period	2,459	$0.698	2,170	$0.493
Issued (prior to reorganization)	–	–	250	$0.600
Exchanged	–	–	(2,035)	$0.507
Not exchanged (retained in Xenonics)	–	–	(135)	$0.275
Re-issued	–	–	2,035	$0.695
Issued	75	$7.017	174	$0.875
Exercised	(12)	$0.727	–	–

Outstanding-end of period	2,522	$0.905	2,459	$0.698

The following table summarizes information concerning currently outstanding and exercisable warrants as of September 30, 2004 (in thousands):

Warrants Outstanding and Exercisable
at September 30, 2004
		Weighted
	Number	Average	Weighted-
Range of	Outstanding,	Remaining	Average
Exercise	Vested and	Contractual	Exercise
Prices	Exercisable	Life (Years)	Price
$ 0.600	1,210	3.79	$0.600
$ 0.825	1,063	3.79	$0.825
$ 0.875	174	3.83	$0.875
$ 5.050	25	4.75	$5.050
$ 8.000	50	4.57	$8.000

	2,522	3.81	$0.905

All such warrants were vested and exercisable as of September 30, 2004.

14. SUBSEQUENT EVENTS

     In October 2004, the Company granted 230,000 options to purchase shares of common stock at $3.75 to existing employees.

     Also, in October 2004, the Company granted 15,000 options to purchase shares of common stock at $3.75 to a new employee.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide that no officer or director shall be personally liable to this corporation or its stockholders for monetary damages except as provided pursuant to the Nevada Revised Statutes. Our Bylaws and Articles of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director or officer of Xenonics Holdings, Inc. from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer of Xenonics Holdings, Inc., and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada Revised Statutes. The rights accruing to any person under our Bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the Bylaws and Articles of Incorporation.

     We have entered into indemnification agreements with each of our directors and officers, a form of which is filed as an exhibit to this registration statement. We intend to enter into indemnification agreements with any new directors and officers in the future. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by the Nevada Revised Statutes and our Bylaws, and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

     Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$1,017
Accounting fees and expenses	8,000
Legal fees and expenses	40,000
Printing expenses	1,000
Federal Taxes	-0-
State Taxes and Fees	-0-
Transfer Agent Fees	-0-
Miscellaneous	1,000

Total	$51,017

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, we have granted options to purchase shares of common stock from time to time under the Xenonics, Inc. stock option plan, which were granted by Xenonics, Inc. without registration pursuant to the exemption from registration available under Rule 701 under the Securities Act. These options were granted to officers, directors, employees, consultants and advisors. In December 2003, options for the purchase of 10,000 shares previously granted under the Xenonics, Inc. stock option plan pursuant to the exemption available under Rule 701 were exercised by one former employee at $0.25 per share. The option exercise was effected without an underwriter. The exercise prices of such options varied depending on the estimated fair market value of the common stock on the respective grant dates. Pursuant to our reorganization agreement with Xenonics, Inc., we assumed all options that Xenonics, Inc. had granted under its stock option plan prior to the reorganization.

     In March 2002, Xenonics, Inc. issued 504,334 shares of common stock to five investors at $0.75 per share for aggregate proceeds of $378,251. In March 2003, Xenonics, Inc. issued 16,372 shares of common stock to these same five investors in lieu of making interest payments that were owed to the investors. The foregoing five investors were accredited investors, and the offering was effected as a private placement without public solicitation under Section 4(2) of the Securities Act.

     In June 2003, Xenonics, Inc. issued 3,266,596 shares of common stock to 26 note holders upon the conversion by the note holders of promissory notes having an aggregate outstanding balance (principal and accrued interest) of $2,449,694. The effective price of the shares of common stock was $0.75 per share. The conversion was effected without any public solicitation or the payment of any commissions and was exempt under Sections 3(a)(9) and 4(2) of the Securities Act.

     In July 2003, Xenonics, Inc. issued 333,333 shares of common stock to one accredited investor upon the investor’s conversion of his preferred stock. The preferred stock had been issued to the investor in June 2000 pursuant in a private sale exempt under Section 4(2) of the Securities Act. The conversion of the preferred stock was exempt under Sections 3(a)(9) and 4(2) of the Securities Act.

     In July 2003, Xenonics, Inc. issued 361,484 shares of common stock to eight employees and two directors as a bonus payment for services previously rendered. The shares issued to the eight employees and two directors were valued at $0.75 per share, or $271,113 in the aggregate. The issuance was made without any public solicitation or advertising and without the payment of any commissions or the use of any underwriters. The shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act because the issuances did not involve any public offerings.

     In connection with our acquisition of Xenonics, Inc., on July 23, 2003, Xenonics Holdings, Inc. issued 8,750,00 shares of our common stock to the 66 former stockholders of Xenonics, Inc. in exchange for all of their shares of Xenonics, Inc. Of the 66 former stockholders, 52 were “accredited investors,” and the remaining stockholders were employees of Xenonics, Inc. Each former stockholder signed an “Investment Letter” in which the stockholder acknowledged that the shares of Digital Home Theater/Xenonics Holdings, Inc. were unregistered shares that were being acquired for investment purposes. Only the 66 former stockholders were solicited and, as a result, there was no general solicitation involved in the offering. The shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act because the issuance did not involve any public offering.

     On July 23, 2003 Xenonics Holdings, Inc. completed a private placement of 1,459,652 shares of its common stock at a price of $0.875 per share, resulting in net offering proceeds of $1,153,920. All investors were “accredited investors,” as that term is defined under Rule 501(a) of the Securities Act, and the shares were issued pursuant to an exemption available under Section 4(2) and Rule 506 of the Securities Act. Xenonics Holdings, Inc. also issued the following warrants, all of which have an exercise price of $1.05 and an expiration date of July 23, 2008, and paid the following commissions, in connection with the private placement: (i) a warrant for the purchase of 6,000 shares of Xenonics Holdings, Inc. common stock, and $6,000 to Westminster Securities Corporation as a commission on the sale of 60,000 shares of common stock; (ii) a warrant for the purchase of 5,000 shares of Xenonics Holdings, Inc. common stock, and $5,000 to Monarch Capital as a commission on the sale of 50,000 shares of common stock; and (iii) warrants for the purchase of 107,965 shares of common stock to Kimball & Cross in consideration for its acting as a participating dealer. The warrants were issued pursuant to exemptions available under Section 4(2) of the Securities Act. Other than the foregoing placement agents, no underwriters were engaged in the private placement. Westminster Securities Corporation exercised the 6,000 warrants in December 2004.

     On March 1, 2004, Xenonics Holdings, Inc. engaged Bryant Park Capital, Inc. to assist in the development of a business plan, financial analysis, fund raising activities, and other related services. In lieu of the initial cash engagement fee of $50,000, Xenonics Holdings, Inc. issued Bryant Park Capital 20,000 shares of common stock. The shares were issued without any public solicitation or the payment of any commissions pursuant to an exemption available under Section 4(2) without the use of an underwriter.

     In March 2004, we issued 600,000 shares of our common stock to three accredited investors for $1,500,000, or $2.50 per share. The shares were issued without any public solicitation or the payment of any commissions pursuant to exemptions available under Section 4(2) and Rule 506 of the Securities Act.

     In March 2004, Theodore Aroney converted an outstanding convertible promissory note that was issued to him by Xenonics, Inc. in February, 2003 into 533,726 shares of Xenonics Holdings, Inc. common stock. The convertible note had an outstanding balance of principal and unpaid interest of $266,863 and was convertible at a price of $0.50 per share. Mr. Aroney is an “accredited investor.” The issuance was exempt pursuant to Sections 3(a)(9) and 4(2) of the Securities Act. No commissions were paid, and no underwriter was involved in the conversion.

     In April 2004, one warrant holder exercised an outstanding common stock purchase warrant to purchase 6,500 shares of common stock at an exercise price of $0.825 per share. No underwriter was involved in the warrant exercise, the issuance was made without any public solicitation or the payment of any commissions, and the transaction was exempt in reliance on exemptions under Sections 3(a)(9) and 4(2) of the Securities Act.

     In April 2004, Xenonics Holdings, Inc. sold 200,000 shares of common stock and warrants to purchase an additional 50,000 shares of common stock for an aggregate purchase price of $850,000. The warrants are exercisable at a price of $8.00 per share and have a term of five years. The foregoing securities were sold to two institutional investors without any public solicitation or the payment of any commissions pursuant to an exemption available under Section 4(2) of the Securities Act. The institutional investors are “accredited investors.” Bryant Park Capital, Inc. acted as placement agent in this transaction and received a commission of $86,000 for its services plus 20,000 shares of common stock.

     On July 1, 2004, the Company issued a warrant for the purchase of 25,000 shares of its common stock to Neil G. Berkman Associates. The warrants, having an exercise price equal to the bid price as of the close of trading on July 1, 2004 ($5.05 per share), were issued as partial consideration for the engagement of Neil G. Berkman as the Company’s investor relations firm. The Company did not solicit any other persons or entities in connection with the issuance of this warrant. The Company did not solicit Neil G. Berkman through the use of the prospectus included in this registration statement. The Company did not receive any cash consideration for the warrant. The warrant contains a restrictive legend that restricts the transfer of the warrant and the shares underlying the warrant unless those securities have either been registered or the re-sale is exempt under the applicable securities laws. The shares were issued without any public solicitation or the payment of any commissions pursuant to an exemption available under Section 4(2) without the use of an underwriter.

     Following the acquisition of Xenonics, Inc., Xenonics Holdings, Inc. has issued options to purchase shares of common stock from time to time under its 2003 Stock Option Plan. The stock option grants were exempt from registration pursuant to Section 4(2) of the Securities Act since they were made to a small number of informed executive officers who had access to all information relevant to their investment decisions. In addition, pursuant to the acquisition of Xenonics, Inc., Xenonics Holdings, Inc. assumed all outstanding options under Xenonics, Inc.’s Stock Option Plan (subject to necessary adjustments to reflect the exchange ratio under the merger agreement), which were granted by Xenonics, Inc. without registration pursuant to the exemption from registration available under Rule 701 under the Securities Act. Xenonics Holdings, Inc. intends to register under the Securities Act the offering of common stock pursuant to all options granted or which may be granted in the future under the 2003 Stock Option Plan (including the Xenonics, Inc. options assumed in the acquisition) and under its 2004 Stock Incentive Plan.

     In July 2004, one warrant holder exercised a common stock purchase warrant to purchase 5,000 shares of common stock at an exercise price of $0.60 per share. No underwriter was involved in the warrant exercise, the issuance was made without any public solicitation or the payment of any commissions in reliance on exemptions under Sections 3(a)(9) and 4(2) of the Securities Act.

     On December 6, 2004: (i) a warrant holder exercised a warrant to purchase 100,000 shares of common stock at an exercise price of $0.825 per share; (ii) a second warrant holder exercised a warrant to purchase 18,000 shares of common stock at an exercise price of $0.60 per share; and (iii) a third warrant holder exercised a warrant to purchase 74,000 shares of common stock at an exercise price of $0.60 per share. On December 14, 2004, a warrant holder exercised a warrant to purchase 6,000 shares of common stock at an exercise price of $1.05 per share, and another warrant holder exercised a warrant to purchase 125,000 shares of common stock at an exercise price of $0.275 per share. No underwriter was involved in any warrant exercise described in this paragraph, and the share issuances were made without any public solicitation or the payment of any commissions in reliance on exemptions under Sections 3(a)(9) and 4(2) of the Securities Act.

     On January 17, 2005, Xenonics Holdings, Inc. and certain of our stockholders entered into a Selling Stockholder and Securities Purchase Agreement with institutional investors pursuant to which our stockholders and we collectively agreed to sell a total of 820,800 shares of our common stock to the investors. The shares were sold at a price of $5.00 per share. Of the 820,800 shares sold in the private placement, 500,000 shares were sold by us, and the balance, 320,800 shares, were sold by our stockholders. As a result, we received $2,500,000 of the gross offering proceeds. The transaction closed on January 25, 2005.

     We retained Roth Capital Partners, LLC (“RCP”) and Bryant Park Capital, Inc. (“BPC”) to act as our placement agents in the private placement described in the preceding paragraph. We paid RCP a cash fee of $246,240 and issued to RCP warrants to purchase 40,000 of our shares of common stock at a purchase price of $5.50 per share. We paid BPC a cash fee of $114,160 and issued to BPC warrants to purchase 10,000 shares of our common stock at a purchase price of $5.50 per share.

     Our sale of 500,000 shares to the investors and issuance of warrants to RCP and BPC were not registered under the Securities Act. The securities were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, all of the investors and placement agents are accredited institutional buyers, the investors and placement agents had access to information about the company, the investors represented that they were purchasing the securities for investment and not resale, and we have taken appropriate measures to restrict the transfer of the securities.

ITEM 27. EXHIBITS

Exhibit
Number	Description
2.1	Agreement and Plan of Reorganization Among Xenonics, Inc. and Digital Home Theater Systems, Inc., dated July 24, 2003. (1)

3.1	Restated Articles of Incorporation of Xenonics Holdings, Inc.

3.3	Bylaws of Xenonics Holdings, Inc. (formerly known as Digital Home Theater Systems, Inc.). (1)

4.1	Specimen Stock Certificate. (1)

4.2	Form of outstanding Warrant Certificate of Xenonics Holdings, Inc. (1)

4.3	Form of Participating Dealer’s Warrant Agreement, entered into by Xenonics Holdings, Inc. and certain participating broker-dealers, on July 23, 2003. (1)

4.4	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to White Rock Capital Partners, L.P. (1)

4.5	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to Texrock, Ltd. (1)

4.6	Engagement letter, dated March 1, 2004, as amended by letters dated April 12, 2004 and May 18, 2004, between Bryant Park Capital, Inc. and Xenonics Holdings, Inc. (1)

4.7	Warrant Certificate, dated July 1, 2004, for the purchase of 25,000 shares of Xenonics Holdings, Inc. common stock, issued to Neil G. Berkman Associates. (1)

5.1	Opinion of counsel as to the legality of securities being registered.

10.1	Form of Indemnification Agreement between Xenonics Holdings, Inc. and its directors and certain officers. (1)

10.2	Form of Stock Purchase Agreement entered into by Xenonics Holdings, Inc. and certain investors in March 2004 in connection with the purchase of common stock (which agreement contains the terms of the registration rights). (1)

10.3	Lease between Xenonics, Inc. and SM/CT Partners, L.P. dated August 16, 2000. (1)

10.4	2003 Stock Option Plan of Xenonics Holdings, Inc. (1)

10.5	Employment Agreement between Xenonics, Inc. and Alan P. Magerman, dated January 1, 2003. (1)

10.6	Employment Agreement between Xenonics, Inc. and Jeffrey Kennedy, dated January 1, 2003. (1)

10.7	PerkinElmer Manufacturing Terms and Conditions Agreement, dated January 6, 2003, between Xenonics, Inc. and PerkinElmer Electronics, Inc. (1)(2)

10.8	Form of Common Stock And Warrant Purchase Agreement entered into by Xenonics Holdings, Inc. and White Rock Capital Partners, L.P. and Texrock, Ltd. in April 2004 in connection with the purchase of common stock and warrants (which agreement contains the terms of the registration rights). (1)

10.9	Agreement for the License and Transfer of Intellectual Property Rights From Lightrays, Ltd. to Xenonics, Inc., March 27, 1997. (1)

Exhibit
Number	Description
10.10	Amendment to Agreement for the License and Transfer of Intellectual Property Rights. dated April 23, 1998. (1)

10.11	1st Amendment to Lease Agreement, dated July 21, 2004, between Bay West Equities Carlsbad Research Center, LLC and Xenonics, Inc. (1)

10.12	2004 Stock Incentive Plan of Xenonics Holdings, Inc. (3)

10.13	Form of Option Agreement for the 2004 Stock Incentive Plan.

10.14	Form of Selling Stockholder and Securities Purchase Agreement, dated as of January 17, 2005, entered into by and among Xenonics Holdings, Inc., the Selling Stockholders and the Investors named therein. (4)

10.15	Form of Registration Rights Agreement, dated as of January 17, 2005, by and among Xenonics Holdings, Inc., entered into the Selling Stockholders and the Investors named therein. (4)

21.1	List of subsidiaries of Xenonics Holdings, Inc. (1)

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

(1)	Previously filed as an exhibit to our Registration Statement on Form SB-2, Registration No. 333-115324.

(2)	Confidential treatment requested.

(3)	Previously filed on February 17, 2005 as an exhibit to Post-Effective Amendment No.1 to our Registration Statement on Form SB-2, Registration No. 333-115324.

(4)	Previously filed on January 18, 2005 with our Current Report on Form 8-K.

ITEM 28. UNDERTAKINGS

     B. Rule 415 Offering

     We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. Request for Acceleration of Effective Date

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Carlsbad, California, on March 9, 2005.

XENONICS HOLDINGS, INC.
Date: March 9, 2005	By:	/s/ Alan P. Magerman
Alan P. Magerman
Chief Executive Officer

POWER OF ATTORNEY

     The officers and directors of Xenonics Holdings, Inc., whose signatures appear below, hereby constitute and appoint Alan P. Magerman their true and lawful attorney and agent, with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of Xenonics Holdings, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan P. Magerman	Chief Executive Officer and Chairman	March 9, 2005
(Principal Executive Officer)
Alan P. Magerman

/s/ Jeffrey P. Kennedy	Chief Operating Officer, President and	March 9, 2005
Director
Jeffrey P. Kennedy

/s/ Donna G. Lee	Chief Financial Officer (Principal Financial	March 9, 2005
Officer and Principal Accounting Officer)
Donna G. Lee

/s/ Michael L. Magerman	Director	March 9, 2005

Michael L. Magerman

/s/ Robert Buie	Director	March 9, 2005

Robert Buie

/s/ Eli Shapiro	Director	March 9, 2005

Eli Shapiro

/s/ Richard Naughton	Director	March 9, 2005

Richard Naughton

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Reorganization Among Xenonics, Inc. and Digital Home Theater Systems, Inc., dated July 24, 2003. (1)

3.1	Restated Articles of Incorporation of Xenonics Holdings, Inc.

3.3	Bylaws of Xenonics Holdings, Inc. (formerly known as Digital Home Theater Systems, Inc.). (1)

4.1	Specimen Stock Certificate. (1)

4.2	Form of outstanding Warrant Certificate of Xenonics Holdings, Inc. (1)

4.3	Form of Participating Dealer’s Warrant Agreement, entered into by Xenonics Holdings, Inc. and certain participating broker-dealers, on July 23, 2003. (1)

4.4	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to White Rock Capital Partners, L.P. (1)

4.5	Form of Warrant to Purchase Common Stock of Xenonics Holdings, Inc., dated April 26, 2004, issued to Texrock, Ltd. (1)

4.6	Engagement letter, dated March 1, 2004, as amended by letters dated April 12, 2004 and May 18, 2004, between Bryant Park Capital, Inc. and Xenonics Holdings, Inc. (1)

4.7	Warrant Certificate, dated July 1, 2004, for the purchase of 25,000 shares of Xenonics Holdings, Inc. common stock, issued to Neil G. Berkman Associates. (1)

5.1	Opinion of counsel as to the legality of securities being registered.

10.1	Form of Indemnification Agreement between Xenonics Holdings, Inc. and its directors and certain officers. (1)

10.2	Form of Stock Purchase Agreement entered into by Xenonics Holdings, Inc. and certain investors in March 2004 in connection with the purchase of common stock (which agreement contains the terms of the registration rights). (1)

10.3	Lease between Xenonics, Inc. and SM/CT Partners, L.P. dated August 16, 2000. (1)

10.4	2003 Stock Option Plan of Xenonics Holdings, Inc. (1)

10.5	Employment Agreement between Xenonics, Inc. and Alan P. Magerman, dated January 1, 2003. (1)

10.6	Employment Agreement between Xenonics, Inc. and Jeffrey Kennedy, dated January 1, 2003. (1)

10.7	PerkinElmer Manufacturing Terms and Conditions Agreement, dated January 6, 2003, between Xenonics, Inc. and PerkinElmer Electronics, Inc. (1)(2)

10.8	Form of Common Stock And Warrant Purchase Agreement entered into by Xenonics Holdings, Inc. and White Rock Capital Partners, L.P. and Texrock, Ltd. in April 2004 in connection with the purchase of common stock and warrants (which agreement contains the terms of the registration rights). (1)

Exhibit
Number	Description
10.9	Agreement for the License and Transfer of Intellectual Property Rights From Lightrays, Ltd. to Xenonics, Inc., March 27, 1997. (1)

10.10	Amendment to Agreement for the License and Transfer of Intellectual Property Rights. dated April 23, 1998. (1)

10.11	1st Amendment to Lease Agreement, dated July 21, 2004, between Bay West Equities Carlsbad Research Center, LLC and Xenonics, Inc. (1)

10.12	2004 Stock Incentive Plan of Xenonics Holdings, Inc. (3)

10.13	Form of Option Agreement for the 2004 Stock Incentive Plan.

10.14	Form of Selling Stockholder and Securities Purchase Agreement, dated as of January 17, 2005, entered into by and among Xenonics Holdings, Inc., the Selling Stockholders and the Investors named therein. (4)

10.15	Form of Registration Rights Agreement, dated as of January 17, 2005, by and among Xenonics Holdings, Inc., entered into the Selling Stockholders and the Investors named therein. (4)

21.1	List of subsidiaries of Xenonics Holdings, Inc. (1)

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

(1)	Previously filed as an exhibit to our Registration Statement on Form SB-2, Registration No. 333-115324.

(2)	Confidential treatment requested.

(3)	Previously filed on February 17, 2005 as an exhibit to Post-Effective Amendment No.1 to our Registration Statement on Form SB-2, Registration No. 333-115324.

(4)	Previously filed on January 18, 2005 with our Current Report on Form 8-K.